UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PEGASYSTEMS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We cordially invite you to attend our 2011 Annual Meeting of Stockholders on Tuesday, July 12, 2011 at 101 Main Street, Cambridge, Massachusetts. The Annual Meeting will commence at 9:00 a.m., local time.

The following Notice of Annual Meeting of Stockholders and proxy statement describe the items to be considered by our stockholders and contain certain information about Pegasystems and our officers and Directors.

Please vote your shares by submitting your proxy in the manner described herein so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting, we urge you to vote your shares prior to the meeting. You can revoke your proxy at any time before the Annual Meeting, or vote your shares personally if you attend the Annual Meeting.

We look forward to seeing you on July 12, 2011.

Sincerely,

Alan Trefler

Chairman and Chief Executive Officer

May 27, 2011

PEGASYSTEMS INC.

101 Main Street

Cambridge, MA 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 12, 2011

To our Stockholders:

The 2011 Annual Meeting of Stockholders of Pegasystems Inc. will be held at 101 Main Street, Cambridge, Massachusetts, on Tuesday, July 12, 2011 at 9:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

1.	To elect the six members of the Board of Directors named in our proxy statement for a one-year term.

2.	To conduct a non-binding advisory vote on the compensation of our named executive officers.

3.	To conduct a non-binding advisory vote on the frequency of the stockholder advisory vote on the compensation of our named executive officers.

4.	To approve the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan.

5.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

The stockholders will also act on any other business as may properly come before the meeting.

Stockholders of record at the close of business on May 16, 2011 are entitled to vote at the meeting.

We are pleased to comply with the Securities and Exchange Commission rules that direct companies to distribute their proxy materials over the Internet, as we have done in past years. This process is often informally referred to as “e-proxy.” As a result, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this notice, our proxy statement, our proxy card, and our 2010 Annual Report on Form 10-K, including as amended by our Amendment No. 1 on Form 10-K/A. The Notice contains instructions about how to access these materials via the Internet and how to request paper copies of these materials if you prefer.

You are cordially invited to attend the meeting in person if possible. Whether you plan to attend the meeting or not, please vote your shares by submitting your proxy via the Internet or by completing, signing, dating and returning a proxy card in the manner described in the proxy statement. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the proxy statement.

By Order of the Board of Directors,

Shawn Hoyt

General Counsel and Secretary

Cambridge, Massachusetts

May 27, 2011

2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PEGASYSTEMS INC.

101 Main Street

Cambridge, MA 02142

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on July 12, 2011

This proxy statement contains information about the 2011 Annual Meeting of Stockholders of Pegasystems Inc. (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, July 12, 2011, beginning at 9:00 a.m., local time, at 101 Main Street, Cambridge, Massachusetts. Unless the context otherwise requires, references in this proxy statement to “Pegasystems,” “the Company,” “we,” “us” or “our” refer to Pegasystems Inc.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of Proposals 1, 2, 3, 4 and 5 set forth in the notice of the Annual Meeting, except as otherwise noted below. A stockholder may change any vote and revoke any proxy at any time before it is exercised by giving our Secretary written notice to that effect.

Pursuant to Rule 14a-16, our Annual Report on Form 10-K, including as amended by our Amendment No. 1 on Form 10-K/A for the year ended December 31, 2010 (“Annual Report”) is being made available to stockholders along with these proxy materials on or about May 27, 2011 at the following URL: www.edocumentview.com/pega. The Annual Report does not constitute any part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	To elect the six members of the Board of Directors named in this proxy statement for a one-year term.

Please see the discussion under the topic “Election of Directors” in this proxy statement for further information regarding Proposal 1 that our stockholders should consider in determining their vote.

2.	To conduct a non-binding advisory vote on the compensation of our named executive officers (also referred to as “Say on Pay”), as described in the “Compensation Discussion and Analysis” section and elsewhere in this proxy statement.

Please see the discussion under the topics “Advisory Vote on Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation” and the “Report of the Compensation Committee on Executive Compensation” in this proxy statement for further information regarding Proposal 2 that our stockholders should consider in determining their vote.

3.	To conduct a non-binding advisory vote on the frequency of the stockholder advisory vote on the compensation of our named executive officers (also referred to as “Say on Frequency”).

Please see the discussion under the topic “Frequency of Advisory Vote on Executive Compensation” in this proxy statement for further information regarding Proposal 3 that our stockholders should consider in determining their vote.

4.	To approve the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”).

Please see the discussion under the topic “Approval of the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan” in this proxy statement for further information regarding Proposal 4 that our stockholders should consider in determining their vote.

5.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Please see the discussion under the topic “Ratification of the Selection Independent Registered Public Accounting Firm” in this proxy statement for further information regarding Proposal 5 that our stockholders should consider in determining their vote.

The stockholders will also act on any other business that may properly come before the Annual Meeting.

Who can vote?

To be able to vote, you must have been a stockholder of record at the close of business on May 16, 2011 (the “record date”). This date is the record date for the Annual Meeting. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is 37,365,199.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

We are pleased to comply with the Securities and Exchange Commission, or SEC, rules that direct companies to distribute their proxy materials over the Internet, as we have done in past years. As a result, we have sent our stockholders and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this proxy statement, our proxy card, and our Annual Report. Detailed instructions on how to access these materials via the Internet may be found in the Notice.

How can I vote?

If you hold your shares of record, you may vote via the Internet or by mail, or you may vote in person at the Annual Meeting. If your shares are held in “street name” by a bank or brokerage firm, please see the first sentence of the “Can I vote if my shares are held in ‘street name’?” section below for instructions regarding how to vote your shares.

Voting by Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice and on the proxy card.

Voting by mail. You may vote by printing, completing, signing and dating the proxy card that accompanies this proxy statement and promptly mailing it in accordance with the instructions provided on the proxy card.

The shares you own will be voted according to the instructions on the proxy you submit via the Internet or by mail, as applicable. If you return the proxy but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends a vote FOR Proposals 1, 2, 4, and 5 and FOR a one-year frequency on Proposal 3.

Voting in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to vote via the Internet, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

I prefer to read my proxy materials on paper. How do I get paper copies?

The Notice contains instructions on how to request paper copies by phone, email, or via the Internet. You will be sent the materials by first class mail within three business days of your request, at no cost to you. If you receive your proxy materials by mail, you may vote your shares by completing, signing and dating the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. Once you request paper copies, you will continue to receive the materials in paper form until you instruct us otherwise. Please note, however, that the online proxy materials will also be in a format suitable for printing on your own printer.

Can I change my vote after I have submitted my proxy?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in “street name,” you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on July 12, 2011. To be able to vote your shares held in “street name” at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

What will happen if I do not give my bank or brokerage firm instructions on how to vote my shares?

If you do not give your bank or broker instructions as to how to vote on Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote on Executive Compensation, “Say on Pay”), Proposal 3 (Frequency of Advisory Vote on Executive Compensation, “Say on Frequency”), or Proposal 4 (Approval of the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan) described in this proxy statement, your shares will not be voted as to that Proposal at the Annual Meeting. This is due to recent rule changes approved by the SEC, under which banks and brokers are no longer permitted to vote shares in such elections without express instruction from the beneficial owners of those shares. Therefore, your broker may not vote with respect to these items and those unvoted shares will be counted as “broker non-votes,” which are described in the section below. If you do not give your bank or broker instructions as to how to vote on Proposal 5 (Ratification of Independent Registered Public Accounting Firm) described in this proxy statement, however, your bank or broker may be entitled to use its discretion in voting your shares as to that Proposal in accordance with industry practice.

What constitutes a quorum?

For business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the Proposals described in this proxy statement, a quorum consists of the holders of a majority of the votes entitled to be cast on the matter (including shares as to which a nominee has no voting authority) at the Annual Meeting, or at least 18,682,600 shares of our common stock.

Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting. Shares of stock represented by “broker non-votes” will also be treated as present for purposes of determining whether a quorum exists. Broker non-votes are shares of stock held in record name by brokers or nominees as to which:

•	instructions have not been received from the beneficial owners or persons entitled to vote;

•	the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; and

•	the record holder has indicated on the proxy card or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

What vote is required for each item?

Election of Directors. With respect to each of the six nominees for Director, the number of votes cast at the Annual Meeting in favor of such nominee must represent a majority of the votes entitled to be cast in an Election of Directors by all issued and outstanding shares of common stock. This means that if any nominee is one of the six nominees receiving the highest number of votes cast at the Annual Meeting, but the number of votes cast for such nominee does not represent a majority of the votes entitled to be cast in an Election of Directors by all issued and outstanding shares, such nominee will not be elected as a Director.

Advisory Vote on Executive Compensation, “Say on Pay”; and, Frequency of Advisory Vote on Executive Compensation, “Say on Frequency.” The Company is seeking a non-binding advisory vote regarding the compensation of our named executive officers. The affirmative vote of the holders of shares representing a majority of the votes entitled to be cast at the Annual Meeting is required to approve this matter. The Company is also seeking a non-binding advisory vote regarding whether stockholders prefer to vote on the compensation of our named executive officers and our executive compensation program each year, every two years, or every three years. While both of these votes are non-binding and advisory in nature, our Board of Directors and Compensation Committee will consider the outcome of the votes when determining executive compensation arrangements. In the case of the “Say on Frequency” vote, although the Board is recommending annual frequency, the Company will consider adopting the frequency which receives the greatest number of stockholder votes.

Other Matters. The other matters to be voted on at the Annual Meeting, including the approval of the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan and the ratification of our independent registered public accounting firm, will be approved if the votes cast at the Annual Meeting in favor of the matter exceed the votes cast opposing the matter.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or on a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either, (1) abstain from voting on a particular matter, or (2) are broker non-votes. Banks and brokers that do not receive instructions with respect to Proposals 1, 2, 3, and 4 will not be allowed to vote these shares, which will then be counted as “broker non-votes” instead of votes “for” or “against.” Accordingly, abstentions and broker non-votes will not be counted as votes in favor of a proposal and will also not be counted as votes cast or shares voted on such proposal.

Abstentions and broker non-votes will have no effect on the outcome of voting with respect to Proposals 4 (Approval of the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan) and 5 (Ratification of Independent Registered Public Accounting Firm), because these Proposals will be approved if the votes cast at the Annual Meeting in favor of the Proposal exceed the votes cast opposing the Proposal. Abstentions and broker non votes, however, will have the effect of negative votes with respect to Proposal 1 (Election of Directors) because, as described above, each nominee for Director must receive the affirmative vote of the holders of a majority of the votes entitled to be cast in an Election of Directors by all issued and outstanding shares of common stock.

Who will count the votes?

The votes will be counted, tabulated and certified by our transfer agent and registrar, Computershare Investor Services, and Shawn Hoyt, our General Counsel and Secretary, will serve as the inspector of elections at the Annual Meeting.

How does the Board of Directors recommend that I vote on the Proposals?

The Board of Directors recommends that you vote:

•	FOR the election of the six members of the Board of Directors named in this proxy statement to hold office for one year (Proposal 1);

•	FOR the approval by non-binding advisory vote of the compensation of our named executive officers (Proposal 2);

•	FOR holding the non-binding advisory vote on the compensation of our named executive officers every year beginning with the 2011 Annual Meeting of Stockholders (Proposal 3);

•	FOR the approval of the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan (Proposal 4); and

•

FOR the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011 (Proposal 5).

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any matter properly comes before the Annual Meeting, the persons named in the proxy card will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K, which will be filed within four business days after the Annual Meeting.

How and when may I submit a stockholder proposal for the 2012 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2012 annual meeting, you need to follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934 and in the Company’s Amended and Restated Bylaws. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2012 Annual Meeting of Stockholders at our principal corporate offices in Cambridge, Massachusetts as set forth below no earlier than March 14, 2012 and no later than April 13, 2012.

If a stockholder wishes to present a proposal before the 2012 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address noted below and follow the procedures outlined in the Company’s Amended and Restated Bylaws. The required notice must be received by us no earlier than March 14, 2012 and no later than April 13, 2012.

Any proposals or notices should be sent to:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: General Counsel and Secretary

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report is available on or about May 27, 2011 at the following URL: www.edocumentview.com/pega. If you would like a copy of this document, we will send it to you without charge. Please contact:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: General Counsel and Secretary

Telephone: (617) 374-9600

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Shawn Hoyt, our General Counsel and Secretary, at the address or telephone number listed above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: General Counsel and Secretary

Telephone: (617) 374-9600

If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, which, except as otherwise noted below, is as of January 31, 2011, with respect to the beneficial ownership of our common stock by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	each Director;

•	each executive officer named in the Summary Compensation Table included below in this proxy statement; and

•	all of our executive officers and Directors as a group.

Unless otherwise indicated, the address of each person listed below is c/o Pegasystems Inc., 101 Main Street, Cambridge, MA 02142.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OWNED	NUMBER OF OPTIONS EXERCISABLE	NUMBER OF RESTRICTED STOCK UNITS VESTING	TOTAL SHARES BENEFICIALLY OWNED (1)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (2)
5% Stockholders

Alan Trefler (3)	20,053,069	—	—	20,053,069	53.82%
FMR, LLC (4)	3,768,259	—	—	3,768,259	10.11%
82 Devonshire Street, Boston, MA

BAMCO INC / NY (5)	2,231,854	—	—	2,231,854	5.99%
767 Fifth Avenue, New York, NY

Directors

Alan Trefler	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above
Craig Conway	2,673	—	1,329	4,002	*
Peter Gyenes	6,270	—	1,451	7,721	*
Richard Jones (6)	535,654	90,000	—	625,654	1.68%
Steven Kaplan	22,167	64,953	—	87,120	*
James O’Halloran	65,193	—	—	65,193	*
William Wyman (7)	22,167	65,000	—	87,167	*

Named Executive Officers

Alan Trefler	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above
Craig Dynes	2,951	38,712	903	42,566	*
Douglas Kra	5,998	59,212	895	66,105	*
Michael Pyle	5,302	83,686	2,707	91,695	*
Leon Trefler	434	6,068	1,731	8,233	*
All executive officers and Directors as a group (8)	20,722,179	411,767	9,668	21,143,614	56.12%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	The percent ownership for each stockholder is calculated by dividing the total number of shares beneficially owned by the stockholder by 37,257,476 shares (the number of shares of our common stock outstanding on January 31, 2011) plus any shares acquirable (including pursuant to stock options exercisable and RSUs vesting) by the stockholder within 60 days after January 31, 2011, and multiplying the result by 100.
(3)	Includes 42,000 shares of common stock held by the Trefler Foundation, of which Alan Trefler is a trustee. Mr. Trefler has voting and dispositive power over such shares, but has no pecuniary interest with respect to such shares. Mr. Trefler maintains margin securities accounts at one or more brokerage firms, and the positions held in such accounts, which may from time to time include shares of our common stock, may be used as collateral security for the repayment of any debit balances in those accounts, if any. As of January 31, 2011, Mr. Trefler held 795,000 shares of our common stock in these accounts.
(4)	As reported in the Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3rd with the SEC on March 10, 2011.
(5)	As reported in the Schedule 13G filed by BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc., Baron Small Cap Fund and Ronald Baron on February 14, 2011.
(6)	Includes 54,577 shares of common stock held by a grantor retained annuity trust, of which Mr. Jones is a trustee. Mr. Jones has voting and dispositive power over such shares, but has no pecuniary interest with respect to such shares. Mr. Jones maintains margin securities accounts at one or more brokerage firms, and the positions held in such accounts, which may from time to time include shares of our common stock, may be used as collateral security for the repayment of any debit balances in those accounts, if any. As of January 31, 2011, Mr. Jones held 235,000 shares of our common stock in these accounts.
(7)	Mr. Wyman maintains margin securities accounts at one or more brokerage firms, and the positions held in such accounts, which may from time to time include shares of our common stock, may be used as collateral security for the repayment of any debit balances in those accounts, if any. As of January 31, 2011, Mr. Wyman held 22,167 shares of our common stock in these accounts.
(8)	Includes all persons who were Directors or executive officers of the Company (12 persons) on January 31, 2011.

ELECTION OF DIRECTORS

(Proposal 1 of Notice)

There are currently seven members of our Board of Directors, each of whom serves for a one-year term expiring at each annual meeting of stockholders. This year, upon the recommendation of the Nominating Committee of our Board of Directors, the Board has nominated Peter Gyenes, Richard Jones, Steven Kaplan, James O’Halloran, Alan Trefler and William Wyman for re-election to the Board of Directors.

On May 4, 2011, Craig Conway informed the Company that he will not stand for re-election as Director of the Company. Mr. Conway has been a Director of the Company since 2009 and is currently serving as a member of the Compensation Committee. Mr. Conway’s decision not to stand for re-election was due to other business commitments, including travel and time demands, and not due to a disagreement with the Company. He will continue to serve as a Director of the Company until the Company’s Annual Meeting.

The persons named in the proxy card as proxies will vote to elect each of the nominees, unless you vote against the election of one or more nominees or abstain from voting on the election of one or more nominees, in each case, by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of Directors. Proxies may not be voted for more than six persons.

There are no family relationships among any of our executive officers or Directors, with the exception of Alan Trefler, whose brother, Leon Trefler, became the Senior Vice President, Sales, in January 2010, and an executive officer of the Company at that time.

The Board of Directors recommends that you vote FOR the election of the nominees as Directors, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

The following information is furnished with respect to each of our Directors, which information is as of January 31, 2011. The information presented details the characteristics, qualifications, attributes and skills that led to the Board’s conclusion that each of our Directors is qualified to serve on the Board, including significant professional experience and service on the boards of other companies. It includes information each Director has given us about his age, all positions he holds with us, his principal occupation and business experience during at least the past five years, and the names of other publicly-held companies of which he serves as a Director. Additionally, it is our view that each Director exhibits integrity and high ethical standards, as well as sound business judgment and acumen, which are valued and expected characteristics for our Directors. Information about the number of shares of common stock beneficially owned by each Director, directly and indirectly, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election for a Term of One Year Expiring in 2012

Peter Gyenes, 65, has been a Director of Pegasystems since March 2009. He also serves on our Audit and Nominating Committees. Mr. Gyenes has four decades of experience in global technical, sales, marketing, and general management positions within the software and computer systems industries. He is currently the Non-Executive Chairman of Sophos plc, a global security software company. He is an active investor and board member focusing on technology market opportunities. Mr. Gyenes also serves on the board of Lawson Software, Inc., a global provider of enterprise software solutions, VistaPrint Limited, a global e-commerce provider of marketing services to small businesses, IntraLinks, Inc., a global provider of virtual data rooms, RealPage, Inc., a provider of web-based property management software, as well as a number of privately held technology companies, and is a Trustee Emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes served on the board of Netezza Corporation (until 2010), Bladelogic, Inc. (until 2008), webMethods, Inc. (until 2007)

and Applix, Inc. (until 2007). He served as Chairman and CEO of Ascential Software, as well as of its predecessor companies VMark Software, Ardent Software and Informix, and led its growth into the data integration market leader, from 1996 until it was acquired by IBM in 2005. Previously, Mr. Gyenes served as President and CEO of Racal InterLan, Inc., and in executive positions at Data General Corporation, Encore Computer Corporation and Prime Computer, Inc. Earlier in his career, he held sales and technical positions at Xerox Data Systems and IBM. He is a graduate of Columbia University where he received both his B.A. in mathematics and his M.B.A. degree. Mr. Gyenes was awarded the 2005 New England Region Ernst & Young Entrepreneur of the Year award in Software. We believe Mr. Gyenes’ qualifications to serve on our Board of Directors include his four decades of leadership roles for global technology companies, including his positions as a chief executive officer and director, as well as his proven ability to bridge strategy with operational excellence and his experience with mergers and acquisitions.

Richard Jones, 59, joined Pegasystems in October 1999, serving as President and Chief Operating Officer until September 2002. Mr. Jones was a part-time employee of Pegasystems from July 2002 to July 2007. He was elected a Director of Pegasystems in November 2000, and became Vice Chairman in September 2002. From 1995 to 1997, he served as a Chief Asset Management Executive and member of the Operating Committee at Barnett Banks, Inc., which at the time was among the nation’s 25 largest banks. He served as Chief Executive Officer of Fleet Investment Services, a brokerage and wealth management organization from 1991 to 1995. His prior experience also includes serving as Executive Vice President with Fidelity Investments, an international provider of financial services and investment resources, and as a principal with the consulting firm of Booz, Allen & Hamilton. Since June 1995, Mr. Jones has served as Chairman of Jones Boys Ventures, a retailer. Mr. Jones serves as a Director of Buyers Access, LLC, a purchasing and cost control specialist for the housing market, as well as Colo5, LLC, an independent data center operator and is currently a Trustee of Episcopal High School in Jacksonville, Florida. Mr. Jones holds an undergraduate degree from Duke University, with majors in both economics and management science. He also holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. We believe Mr. Jones’ qualifications to serve on our Board of Directors include his financial expertise and business acumen, as well as his experience gained while serving as Pegasystems’ President and Chief Operating Officer.

Steven Kaplan, 55, has been a Director of Pegasystems since August 1999. In December 2000, he was elected a member of our Audit Committee, and in April 2004, he was elected a member of our Nominating Committee. Mr. Kaplan has served as a general partner of Riverside Partners, LLC, a private equity firm, since October 2006. He has been President of Kaplan Advisors LLC, a financial and strategy consulting firm, since January 2004. He was a Managing Director of The Audax Group, a private equity and venture capital firm, from January 2000 until December 2003. From 1998 to 2000, Mr. Kaplan was affiliated with Texas Pacific Group, a private equity firm, and he served as President, Chief Operating Officer and Chief Financial Officer of Favorite Brands International Holding Corp., a confectionery company controlled by Texas Pacific Group. From 1996 to 1997, Mr. Kaplan was Executive Vice President and Chief Financial Officer of the Coleman Company, Inc., an international manufacturer of camping, outdoor recreation and hardware equipment. Mr. Kaplan holds an M.S. in management, a B.S. in electrical engineering and, computer science and a B.S. in management science from the Massachusetts Institute of Technology. We believe Mr. Kaplan’s qualifications to serve on our Board of Directors include his significant business and operational experience, including positions as a chief financial officer and director for several companies, as well as his experience with mergers and acquisitions.

James O’Halloran, 79, has been a Director of Pegasystems since 1999. In November of 2004, he was elected a member of our Audit and Nominating Committees, and he was elected a member of our Compensation Committee in April of 2005. From June 1999 to August 2001, he was the Senior Vice President, Chief Financial Officer, Treasurer, and Secretary of Pegasystems. From 1991 to 1999 he served as President of G & J Associates, Ltd., a financial consulting firm. From 1956 to 1990, he was with the international accounting firm of Arthur Andersen LLP, serving as an audit partner from 1967 to his retirement in 1990. From August 2002 to February 2004, Mr. O’Halloran served as President and Chief Operating Officer of FabTech Industries of Brevard, Inc., a certified supplier of precision components for the aerospace, defense, medical, fuel cell and high tech industries.

From 2004 to 2009, he served as a director of Omtool, Ltd., a software firm focusing on electronic business document exchange systems. Mr. O’Halloran holds degrees in business administration and accounting from Boston College. We believe Mr. O’Halloran’s qualifications to serve on our Board of Directors include his extensive experience with public and financial accounting matters for global organizations, including his past service as Pegasystems’ Chief Financial Officer and as an audit partner for more than two decades with Arthur Andersen LLP.

Alan Trefler, 55, a founder of Pegasystems, has served as Chief Executive Officer and Chairman of the Board of Directors since Pegasystems was organized in 1983. Prior to 1983, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a B.A. degree in economics and computer science from Dartmouth College. We believe Mr. Trefler’s qualifications to serve on our Board of Directors include his extensive experience in the software industry, including as our founder, Chief Executive Officer and Chairman of our Board of Directors since the Company’s inception in 1983.

William Wyman, 73, has been a Director of Pegasystems since June 2000. In December 2000, he was elected a member of our Audit Committee and served until June of 2010. In April 2004 he was elected a member of our Nominating Committee, and in June 2006 he was elected a member of our Compensation Committee. In 2001, Mr. Wyman served as the Chief Executive Officer of Predictive Systems, Inc., which was a systems consulting and installation company. In 1984, Mr. Wyman co-founded Oliver Wyman and Company, a management consulting firm serving large financial institutions. He served as Managing Partner until 1995, when he became a counselor to chief executives of several companies, and a director for a number of companies in the technology and financial sectors. Mr. Wyman serves as a director of Dice Holdings Inc. a company that operates an online job board, Castle Harlan, a private equity firm, Sprout Group, a private equity firm and Allston Holding LLC, a private proprietary trading firm. He also served from 2005 to 2009 as a director of Datascope Corp., a public company that manufactures medical devices. Prior to 1984, Mr. Wyman was a senior partner at Booz, Allen & Hamilton, where he served as President of the Management Consulting Group and head of the Financial Industries Practice. Mr. Wyman holds a degree in economics with honors from Colgate University and an M.B.A. degree from the Harvard Business School. We believe Mr. Wyman’s qualifications to serve on our Board of Directors include his extensive experience as a strategic advisor to technology companies and his executive leadership roles, as well as his service on several other boards.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Pegasystems is managed for the long-term benefit of its stockholders and are committed to maintaining sound corporate governance principles. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the existing and proposed rules of the SEC and the listing standards of the NASDAQ Global Select Market (“Nasdaq”). Our corporate governance principles are described on the “Governance” section of our website at www.pega.com.

We have adopted a written Code of Conduct that applies to our Board of Directors and all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions.

You can access our current committee charters and Code of Conduct in the “Governance” section of our website at www.pega.com or by contacting:

Shawn Hoyt

General Counsel and Secretary

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Phone: (617) 374-9600

Determination of Independence

Our Board of Directors has determined that none of Messrs. Conway, Gyenes, Jones, Kaplan, O’Halloran or Wyman has a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these Directors is “independent” within the meaning of Nasdaq’s director independence standards. Mr. Jones, who formerly served as Pegasystems’ President, as well as Vice Chairman of our Board of Directors, has been deemed to be independent as of July 2010 since he resigned from his role as Vice Chairman in July 2007. Our Board of Directors has further determined that each of the members of our Audit Committee, Compensation Committee and Nominating Committee has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of Nasdaq’s director independence standards. There were no other transactions, relationships or arrangements not disclosed in this proxy statement that were relevant to the independence of the persons serving as members of our Board of Directors in 2010.

Board Leadership Structure and Risk Oversight

Since our inception in 1983, Mr. Trefler, the Company’s founder, has served as Chairman of our Board of Directors and as our Chief Executive Officer. We believe our leadership structure, which is often adopted by other public companies in the United States, has been effective for the Company, as evidenced by our solid performance and continued growth. Having a combined Chairman and Chief Executive Officer, along with independent Board committees and a largely independent Board, provides balanced leadership for the Company.

In his dual capacity as both Chairman and Chief Executive Officer, Mr. Trefler provides a strong vision and voice for leading and representing the Company to others, which provides cohesive management and reduces risk of confusion or redundant undertakings or messages. Mr. Trefler effectively serves as a bridge between our Board of Directors and the Company. As our founder, Mr. Trefler has guided the Company during almost three decades of growth. As such, he is most familiar with the Company’s operations and best suited to lead it into the future.

As part of our corporate governance process, our Board of Directors oversees the risk management process for the Company, which provides further checks and balances to our leadership structure. The Board receives reports from members of senior management on the functional areas for which they are responsible. Such reports may include operational, financial, sales, competitive, legal and regulatory, strategic and other risks, as well as any related management and mitigation. In addition, as part of its core functions, the Audit Committee reviews our internal audit, business and financial controls in collaboration with our senior management, including our Chief Compliance Officer, who reports directly to the Committee.

Director Candidates

Our stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by our Nominating Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating Committee to consider as potential Director candidates by submitting their names and background to the “Pegasystems Inc. Nominating Committee” c/o Pegasystems Inc., 101 Main Street, Cambridge, MA 02142-1590, Attention: General Counsel and Secretary. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying the same criteria, as for new candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria appended to the Nominating Committee’s charter. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. Although the Company does not have a formal policy regarding diversity, the value of diversity is also considered, and the Nominating Committee charter specifically dictates that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The Nominating Committee considers diversity in the broadest sense, encompassing also director experience, professions, skills, and background.

The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. More specific information regarding each Director nominee’s qualifications can be found in the preceding “Election of Directors” section of this proxy statement. No Director candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Communications from Stockholders and Other Interested Parties with the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of our General Counsel and Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other Directors as he considers appropriate.

Communications will be forwarded to all Directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Board of Directors

c/o Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: General Counsel and Secretary

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance, rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election each year at our annual meeting, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the Directors informed of company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met seven times in 2010. During 2010, each of our Directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of which such Director was a member. The Board has standing Audit, Compensation and Nominating Committees. Each committee has a charter that has been approved by the Board. Each committee reviews the appropriateness of its charter and performs a self-evaluation periodically. Mr. Trefler is the only Director who is also an employee of Pegasystems. All members of all committees are non-employee Directors.

Executive sessions of non-employee Directors are held periodically each year, generally in conjunction with regularly scheduled meetings of the full Board. Any non-employee Director can request that an additional executive session be scheduled.

It is our policy that Directors should attend annual meetings of stockholders. All of the Directors attended the 2010 Annual Meeting of Stockholders.

Audit Committee

We have a standing Audit Committee of the Board of Directors. The current members of the Audit Committee are Messrs. Kaplan (Chairman), Gyenes and O’Halloran. Mr. O’Halloran qualifies as an “audit committee financial expert” under SEC rules. Each of Messrs. Kaplan, Gyenes, and O’Halloran is an “independent director” under applicable SEC and Nasdaq rules governing the qualifications of the members of audit committees. In addition, our Board of Directors has determined that each member of the Audit Committee is financially sophisticated in accordance with applicable Nasdaq standards. The Audit Committee met eight times during 2010. The responsibilities of our Audit Committee and its activities during 2010 are described in the Report of the Audit Committee contained below in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. O’Halloran (Chairman), Conway and Wyman. The Board has determined that each of Messrs. O’Halloran, Conway and Wyman is independent as defined under applicable SEC and Nasdaq rules. Our Compensation Committee held seven meetings during 2010. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and approves the salaries and bonuses of our other executive officers. The Compensation Committee also approves the grant of stock options and restricted stock units (“RSUs”), within guidelines established by our Board of Directors, to our officers and employees. The responsibilities of our Compensation Committee and its activities during 2010 are further described in the “Compensation Discussion and Analysis” and the “Report of the Compensation Committee on Executive Compensation,” each of which is contained below in this proxy statement.

Nominating Committee

The current members of the Nominating Committee are Messrs. Conway, Gyenes, Kaplan, O’Halloran and Wyman, each of whom the Board has determined is independent as defined under applicable SEC and Nasdaq rules. The purpose of the Nominating Committee is to identify qualified individuals as needed to become Board members and recommend to the Board the persons to be nominated by the Board for election as Directors at the Annual Meeting of Stockholders. The Nominating Committee is authorized to retain any such advisers or consultants it deems necessary or appropriate to carry out its responsibilities. For information relating to nominations of Directors by our stockholders, see “Director Candidates” above. The Nominating Committee met in May 2011 to consider and recommend to the full Board of Directors the nominees for election as a Director at the Annual Meeting.

Audit Committee’s Pre-Approval Policy and Procedures

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm, for the purpose of maintaining the independence of our independent registered public accounting firm, or by any other audit firm registered with the Public Company Accounting Oversight Board that we may engage from time to time (each, a “PCAOB Registered Firm”). For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Management also submits to the Audit Committee a description of non-audit services that it recommends the independent registered public accounting firm or any other PCAOB Registered Firm be engaged and to provide an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services would not compromise the independence of the auditors and would be permissible under all applicable legal requirements. The Audit Committee must approve both the non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee periodically as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

All audit and non-audit services provided by Deloitte & Touche LLP in 2010 and 2009 were pre-approved by the Audit Committee.

DIRECTOR COMPENSATION

Non-employee Directors are paid an annual cash retainer of $55,000, covering the period from each annual meeting of stockholders to the following year’s annual meeting. Additionally, on the date of each annual meeting of stockholders, it is our policy to grant to each non-employee Director a number of shares of unrestricted common stock equal to $70,000 divided by the fair market value of a share of our common stock on the date of issuance. In addition, non-employee Directors receive an initial award of restricted stock units (“RSUs”) in consideration of their appointment to the Board, which are valued at approximately $75,000, based on the fair market value of the Company’s common stock on the grant date. The RSUs vest in three equal annual installments.

Additionally, we pay an annual cash retainer (paid in quarterly installments) to Directors serving on the Audit and Compensation Committees: $10,000 to each Audit Committee member and $20,000 to the Audit Committee Chair; and $6,000 to each Compensation Committee member and $8,000 to the Compensation Committee Chair.

In addition to the above, we also offer to reimburse non-employee Directors for expenses incurred in attending Board, committee or other company meetings.

The following table provides compensation information for the one-year period ended on December 31, 2010 for each person who served as a member of our Board of Directors in 2010.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Alan Trefler	—		—	—	—	—	—	—
Craig Conway	61,000	(2)	70,000	(3)	—	—	—	131,000
Peter Gyenes	65,000	(4)	70,000	(5)	—	—	—	135,000
Richard Jones	55,000	(6)	70,000	(7)	—	—	—	125,000
Steven Kaplan	75,000	(8)	70,000	(9)	—	—	—	145,000
James O’Halloran	73,000	(10)	70,000	—	—	—	—	143,000
William Wyman	61,000	(11)	70,000	(12)	—	—	—	131,000

(1)	These amounts reflect the dollar amount of the aggregate grant date fair value of awards granted in the year ended December 31, 2010, in accordance with FASB ASC Topic 718.
(2)	Consists of Board retainer fees of $55,000 and committee retainer fees of $6,000.
(3)	As of December 31, 2010, Mr. Conway held RSUs that had not vested in an aggregate of 2,659 shares of our common stock.
(4)	Consists of Board retainer fees of $55,000 and committee retainer fees of $10,000.
(5)	As of December 31, 2010, Mr. Gyenes held RSUs that had not vested in an aggregate of 2,903 shares of our common stock.
(6)	Consists of Board retainer fees of $55,000.
(7)	As of December 31, 2010, Mr. Jones held options to purchase an aggregate of 90,000 shares of our common stock.
(8)	Consists of Board retainer fees of $55,000 and committee retainer fees of $20,000.
(9)	As of December 31, 2010, Mr. Kaplan held options to purchase an aggregate of 64,953 shares of our common stock.
(10)	Consists of Board retainer fees of $55,000 and committee retainer fees of $18,000.
(11)	Consists of Board retainer fees of $55,000 and committee retainer fees of $6,000.
(12)	As of December 31, 2010, Mr. Wyman held options to purchase an aggregate of 65,000 shares of our common stock.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This “Compensation Discussion and Analysis” section describes the material elements of our compensation programs for our executive officers, including those executive officers identified in the “Summary Compensation Table” included below, who are also referred to as our “Named Executive Officers.” This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee” or “Committee”) arrives at specific compensation decisions and policies.

Our executive compensation is designed to reward performance by our executives and to align the interests of our executives with our stockholders. It is comprised of the following elements of fixed and variable compensation:

•	Base salary;

•	Annual bonuses tied to the achievement of corporate goals;

•

Additional quarterly individual incentive compensation tied to the achievement of individual goals by our executive officers, the attainment of which supports the Company’s achievement of its corporate goals;

•	Equity awards comprised of both stock options and RSUs that vest over time; and

•	Other customary employment-related benefits.

The Board and the Committee believe that the Company’s performance-based executive compensation program effectively correlates pay with performance, and, in doing so, aligns the interests of our stockholders and executives. It ties significant variable compensation, such as the annual and quarterly incentive compensation opportunities, as well as equity awards, with the Company’s achievement of its corporate goals. By linking executive compensation with corporate performance, our executive compensation program promotes stockholder value and the Company’s continued growth and success.

Oversight of Compensation Programs

The Compensation Committee. The Compensation Committee oversees all of the compensation programs that we offer to our executive officers. In 2010, the Compensation Committee’s schedule of meetings, as well as the agenda items for those meetings, was established by our Senior Vice President of Human Resources, Jeffrey Yanagi, with input from the Chair of the Compensation Committee, James O’Halloran, and our Chief Executive Officer, Alan Trefler. During 2010, the Compensation Committee met seven times. At those meetings, the Compensation Committee addressed the following matters, among others: discussion and review of the compensation paid to the Company’s executive officers, including review and approval of the 2010 base salaries, target bonuses and corporate incentive compensation plan for executive officers; analysis and approval of the bonus payments under the 2009 Corporate Incentive Compensation Plan; review and approval of the 2011 Corporate Incentive Compensation Plan and base salary increase budget for Company employees; and approval of all grants of stock options and RSUs to employees of the Company, including new hires. The Compensation Committee reviewed and approved all grants of stock options and RSUs to newly hired Company employees through a process of regularly scheduled written consents, rather than by telephone meetings as they had done in past years. This change in practice was the primary reason for the reduction of the number of Committee meetings from thirteen in 2009 to seven in 2010.

To facilitate the Compensation Committee’s review of each of the elements of the compensation paid to the executive officers, and to assist with the Committee’s determination of compensation for 2010, management provided the Compensation Committee with “tally sheets.” These tally sheets detailed each executive officer’s total compensation in 2009, including the cash value of each element of that total compensation, including salary, bonus, additional incentives, equity awards, the Company’s 401(k) plan match contribution, Company-paid parking, and Company-paid health, dental and other insurance premiums. The Compensation Committee also considered more detailed information regarding the equity components of executive compensation, including the total value of outstanding “in-the-money” vested and unvested equity awards and the retentive value of such awards. Additionally, starting in 2010, the Committee also reviewed organizational data for each executive officer, including the number of employees in each executive officer’s department, to gain a more detailed understanding of the scope of responsibility of each executive officer in determining that executive officer’s compensation.

The Compensation Committee considers the data provided on these tally sheets and the organizational summaries, along with benchmarking information for the role of each executive officer, as further detailed in the “Objectives of Compensation Programs, Benchmarking” section below, when setting executive compensation for the year. The Compensation Committee uses this information to ensure that the total amount of compensation paid to the executive officers is consistent with the Company’s compensation philosophy, rather than focusing only on the base salaries and bonuses of the executive officers.

Compensation and Other Consultants. In 2010, the Company’s management continued to utilize Longfellow Benefits for consulting services regarding health benefits-related matters, and The Kelliher Group of Morgan Stanley for consulting services related to its 401(k) defined contribution plan. Longfellow Benefits assisted with benefit plan design, vendor assessment, cost considerations and plan oversight; while members of The Kelliher Group participated in meetings of the Company’s internal 401(k) Committee (which is composed of representatives from the Company’s Finance and Human Resources departments) and provided fund guidance and regulatory updates.

The Compensation Committee may retain the services of advisors, and it has the budgetary authority to hire such advisors as it deems necessary, although it did not do so in 2010. The Compensation Committee does not currently engage its own outside consultant for advice because its members are comfortable with the benchmarking data and other supporting information provided by the Company’s management and believes they are adequately experienced and equipped to address the relevant issues. The Compensation Committee also believes that outside consultants are unnecessary at this time because our executive officers’ compensation is primarily composed of base salary, bonus, stock option and RSU grants, and does not include more complex elements such as deferred compensation plans.

Role of Executives in Establishing Compensation. In 2010, our Senior Director of Compensation and Benefits, Janice Barker, along with Mr. Yanagi, researched appropriate types and levels of compensation for our executive officers and created preliminary recommendations based on that research. Alan Trefler reviewed those preliminary recommendations and provided additional guidance. Mr. Yanagi and Ms. Barker then presented the final recommendations of management to the Compensation Committee for review and discussion. Mr. Yanagi and Ms. Barker, along with Mr. Trefler and Shawn Hoyt, our General Counsel and Secretary, generally attended meetings of the Compensation Committee.

The Compensation Committee may form and delegate its authority to one or more subcommittees of members of the Compensation Committee as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member of the Compensation Committee). The Compensation Committee does not delegate decisions regarding the compensation of executive officers to management, except that the attainment of each executive officer’s annual cash bonus is tied to that individual’s level of contribution to the Company’s strategic goals as determined by Mr. Trefler, and as further described below in this “Compensation Discussion and Analysis” section.

Additionally, each of our executive officers other than Mr. Trefler will be provided an opportunity for 2011, as they were in 2010 and 2009, to receive additional performance-based compensation tied to the attainment of individual goals established by Mr. Trefler, as further described below in this “Compensation Discussion and Analysis” section.

Objectives of Compensation Programs

Compensation Philosophy. The objective of our executive compensation program is to align executive compensation with the achievement of the Company’s strategic and financial goals. The program focuses on long-term indicators of the underlying success of our business, rather than on ancillary indicators such as our stock price or earnings per share that may be influenced by other factors and may not necessarily demonstrate the underlying success of our business. Pegasystems’ compensation philosophy is built upon principles of internal equity with respect to each executive’s role relative to others within the Company, external competitiveness, recognition of performance against short and long-term goals, and the sharing of success. The Company’s compensation program therefore is primarily focused on internal and external benchmarking, and the level of attainment of target goals, most of which are shared goals relating to the Company’s overall performance.

Our compensation program is designed to reward superior performance by our executive officers. In measuring the contribution of the executive officers to the Company, the Committee considers their performance relative to the applicable unit goals such as license signings, profit margins, other financial metrics and other specific objectives set by management. While compensation surveys are useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual and Company performance. Therefore, the Committee applies its judgment when reconciling the program’s objectives with the realities of retaining valued employees.

Benchmarking. In making compensation decisions, management and the Compensation Committee compare each element of total cash compensation against a peer group of business-to-business software companies that the Compensation Committee believes compete with the Company for executive talent and have similar revenue. In general, the Compensation Committee seeks to provide total cash compensation, consisting of base salary and bonuses (“Total Cash Compensation”), to the Company’s executive officers that is within the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies, with the exception of our Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant shareholder of the Company.

We believe that it is helpful to utilize data from a very wide array of comparable companies in order to determine the best pay scales to apply to our executive compensation program. The Company primarily considered data from Radford, which the Company believes to have the most relevant and comprehensive data for this purpose, and also, as a secondary source, from IPAS. The data provided from both sources is based upon each executive officer’s role in the Company. For example, in 2010, the Committee reviewed Radford and IPAS data and breakout information for our Chief Executive Officer, Chief Financial Officer, and Senior Vice President, Engineering. For our Senior Vice President, Sales, and the Senior Vice President, Global Services, the Committee focused on Radford data and breakout information as it was more aligned with the role each serves for the Company.

Generally, the Radford surveys included data and breakout information from companies with annual revenue from $200 million to $499.9 million, and from software companies with annual revenue under $200 million and between $200 million to $1 billion, as well as from companies in the northeastern United States with annual revenue from $200 million to $1 billion. IPAS provided data and breakout information from companies with annual revenue from all companies, from enterprise software companies, and from software companies with annual revenue from $250 million to $500 million, and from $250 million to $1 billion. These surveys analyzed compensation data from several hundred companies and provided specific data based on each executive officer’s role.

In addition, the companies against which we benchmarked through the use of proxy statements and compensation surveys included: Akamai Technologies, Inc., Aspen Technology, Avid Technology, Chordiant Software, Inc., DST Systems Inc., Fair Isaac Corporation, Gartner Inc., Kana Software, Netsuite Inc., Nuance Communications, Oracle Corporation, Salesforce.com Inc., Sapient Corporation, TIBCO Software Inc., Progress Software Company, Unica Corporation and Unisys Corporation. We believe that these companies are appropriate benchmarks because one or more of the following applies: (a) they are of comparable size and revenue; (b) they are in a comparable industry; or (c) they are within our geographic market.

The Company’s senior management uses this benchmarking data to establish the recommended levels of compensation for the executive officers in a manner consistent with the Company’s compensation philosophy, and the Compensation Committee uses this data to determine whether those recommended levels of compensation are reasonable and consistent with the goal of providing Total Cash Compensation that is targeted within the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies.

As in past years, in 2010 the actual Total Cash Compensation paid to the Company’s Named Executive Officers fell approximately at or above the 50th percentile of the total cash compensation paid to executive officers at the select peer companies referenced, with the exception of the Company’s Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant shareholder of the Company, as noted above.

Elements of Compensation

Elements of Compensation. Elements of compensation for our executive officers consist of the following: salary; bonus; stock option and RSU awards; health, disability and life insurance; a match by the Company of 401(k) defined contribution plan contributions; and Company-paid parking. Base salaries are set for our executive officers at the regularly scheduled annual February or March meetings of our Compensation Committee. At these meetings, the Committee also approves and adopts the bonus payments based on the prior year’s results, and the target bonus levels for the current year. In considering each element of compensation, our Compensation Committee considers the following factors:

Salary. Cash compensation in the form of base salary is intended to reflect an executive’s knowledge, skills and level of responsibility, as well as the economic and business conditions affecting the Company. In determining the salary of each executive officer, the Compensation Committee reviews compensation for comparable positions in other software companies and in other similarly-sized companies contained in published surveys or gleaned from the public disclosure filings of publicly-traded companies, as noted in the Benchmarking section above. The Compensation Committee’s general approach in 2010 was that Total Cash Compensation for our executive officers should be targeted within the 50th to 75th percentile of the Total Cash Compensation for similarly situated executives in comparable companies. On average, the base salaries of the executive officers for 2010, other than the Chief Executive Officer and Senior Vice President, Sales, each as discussed below, comprise approximately 65% of their target Total Cash Compensation, with the remainder provided in the bonus portion of such compensation. The base salary of the Chief Executive Officer is approximately 54% of his target Total Cash Compensation, due to his higher bonus percentage eligibility; while the base salary of the Senior Vice President, Sales is approximately 45% of his target Total Cash Compensation, with the remainder provided through his anticipated commission earnings.

Our Named Executive Officers for 2010, as listed in the Summary Compensation Table, other than the Chief Executive Officer, included Craig Dynes, Douglas Kra, Michael Pyle, and Leon Trefler. The base salaries of each of the Named Executive Officers were raised effective as of January 1, 2010 by the following percentage increases: Mr. Dynes, 9%; Mr. Kra, 6%; Mr. Pyle, 6%; Leon Trefler, who was promoted to his current position in January 2010, 20%, and, Alan Trefler, 19%. In each of these cases, the raises were given to remain competitive with the market and were seen as critical to retention of these executive officers.

Bonuses – Corporate Incentive Compensation Plan. Annual cash bonuses are intended to reward executive officers for the achievement of the Company’s operational and strategic goals. The mechanism that we use to determine whether, and to what extent, annual cash bonuses are paid to our executive officers is the Corporate Incentive Compensation Plan for executive officers (the “Incentive Plan”) that is approved by the Compensation Committee each year at its regularly scheduled February or March meeting.

The Incentive Plan for 2010 covered the period from January 1 through December 31 (the “Incentive Period”). The Incentive Plan is designed to establish a pool of funds to be available for making bonus payments to the executive officers if the Company achieves certain performance goals during the Incentive Period. The aggregate 2010 target cash bonuses for the Company’s Named Executive Officers were $903,900 (the “Aggregate Target Bonus Amount”). Additional incentive compensation opportunities described below were also provided to Messrs. Dynes, Kra, Pyle, and Leon Trefler. The target bonuses for the Named Executive Officers, with the exception of our Chief Executive Officer and Senior Vice President, Sales, represent 50%, of the base salaries for those executive officers. For our Chief Executive Officer, the target bonus represents 85% of his base salary; and for our Senior Vice President, Sales, the target bonus represents 20% of his base salary given his additional opportunity to earn additional cash compensation in the form of sales commissions as described further below.

For purposes of the Incentive Plan, the performance goals are divided into two categories. The first category is comprised of the corporate financial goals related to revenue, license signings and profitability, as approved by the Board of Directors in connection with establishing the Company’s annual budget, with qualified new license signings weighted at 45% of total achievement, annual revenue weighted at 15% and profitability weighted at 10%. The second category is comprised of the qualitative strategic goals related to customer success, target market leadership, operational excellence, and development of personnel, as approved by the Board of Directors as part of the Company’s annual strategic planning, with the strategic goals in the aggregate weighted at 30% of total achievement. Together, these two categories make up a single performance target under the Incentive Plan (the “Corporate Performance Target”).

The percentage achievement of the Corporate Performance Target (the “Funding Percentage”) determines the extent to which the Incentive Plan is funded. The Incentive Plan will be funded with an amount equal to the Aggregate Target Bonus Amount multiplied by the Funding Percentage, except that if the Funding Percentage is less than 70% then the Incentive Plan will not be funded at all. In 2010, if the Corporate Performance Target had been exceeded, the percentage achievement of the Corporate Performance Target for purposes of funding the Incentive Plan would have been deemed equal to 100% plus an enhanced incentive as determined by the Board in its discretion. In 2010, the Funding Percentage and payout were 85%, which is consistent with the Company’s level of achievement of the Corporate Performance Target.

For 2010, once the Funding Percentage was determined, the actual bonus payment for each executive officer was subject to adjustment to reflect each individual’s level of contribution to the Company’s strategic goals, as determined by our Chief Executive Officer, and in the case of our Chief Executive Officer by the Compensation Committee. The Company’s strategic goals are established at the beginning of each year by the Company’s senior management team and describe the Company’s key operational initiatives related to customer success, target market leadership, operational excellence, and the development of personnel. The Chief Executive Officer assesses each executive officer’s contribution to the overall operational plan and to the executive officer’s specific functional unit. Prior to making a final determination regarding the attainment or non-attainment of each executive officer’s individual goals, the Chief Executive Officer consults with the Compensation Committee. In 2010, the Chief Executive Officer determined that each of our executive officers attained his individual goals in the aggregate.

The target bonus levels established for our executive officers represent management’s and the Compensation Committee’s assessment of a very high level of achievement of specific goals. Where target bonus levels relate to financial goals that are also the subject of our published financial guidance, these goals are generally established at levels that represent over-performance in relation to the guidance that we publish at the beginning of each calendar year. In many years, as in 2010, these goals have not been fully achieved; in other years, they have been met or, in some cases, exceeded. For example, for 2009, the payout by the Company was 102% of the target bonus level, as the Company exceeded its goals for that year. For 2008, the payout by the Company was 95% of the target bonus level, as the Company fell slightly short of its revenue and bookings targets for the year, and did not fully achieve its strategic goals for the year.

For 2010, Mr. Dynes received a bonus of $132,862, and Mr. Kra received a bonus of $116,777, which is consistent with the Corporate Performance Target percentage achievement. Mr. Pyle received a cash bonus of $57,287, plus 1,870 shares of the Company’s common stock, and Leon Trefler received a cash bonus of $21,131, plus 693 shares of the Company’s common stock, as they each elected to have half of their bonuses paid in RSUs, representing in the aggregate 92% of the target bonus level. The target bonus level percentage is higher for Messrs. Pyle and Leon Trefler, due to their election of RSUs as a component of their bonuses.

The Compensation Committee has approved the 2011 Incentive Plan, which operates in the same manner as the 2010 Incentive Plan.

Bonuses – Additional Incentive Compensation Opportunities. In 2010, each of our executive officers, other than Alan Trefler, was also eligible to receive an incentive payment based upon the achievement of specific individual performance goals established by the Chief Executive Officer. Mr. Dynes was eligible for $15,000 in additional incentive payments based upon the achievement of objectives for implementing technology to facilitate a corporate tax reorganization, as well as implementing new products and releases and continued improvements in financial reporting and forecasting. Mr. Kra was eligible for $21,000 in additional incentive payments based upon the achievement of objectives relating to service delivery, margins, strategic growth and staff development. Mr. Pyle was eligible for $21,000 in additional incentive payments based upon the achievement of objectives relating to product development, design and customer support. Leon Trefler was eligible to receive an additional $50,000 in incentive payments based upon the achievement of objectives related to increasing the effectiveness of Sales account executives, management effectiveness, and developing an infrastructure to facilitate annual growth.

The executive officers were eligible for these additional incentive payments in the first, second and third quarters of the year, up to one-third each quarter, based upon the level of achievement of their respective objectives. Our Chief Executive Officer conducted quarterly reviews with each executive officer of their respective performance towards achieving these individual goals. In 2010, Mr. Dynes received $12,950; Mr. Kra received $16,380; Mr. Pyle received $17,500; and Leon Trefler received $24,553, towards the achievement of their respective goals.

Similarly, in 2011, each of our executive officers, with the exception of Alan Trefler, is eligible to receive additional incentive payments based upon the performance of specific individual goals tied to the achievement of operational objectives. Messrs. Dynes, Kra and Pyle are eligible for $21,000 in additional incentive payments and Leon Trefler is eligible for $50,000 in additional incentive payments. The executive officers will be eligible for these additional incentive payments in the first, second and third quarters of the year, up to one-third each quarter, based upon the level of achievement of their respective objectives. Our Chief Executive Officer will conduct quarterly reviews with each executive officer of his respective performance towards achieving these individual goals.

In addition, in 2010, Leon Trefler was eligible for additional incentive compensation related to the value of qualified new license signings achieved by the Company. In 2010, Leon Trefler received $206,658 in additional incentive compensation in the form of sales commissions related to qualified new license signings. Similarly, in 2011, Leon Trefler will also be eligible for additional incentive compensation related to the value of qualified new license signings.

Equity Awards. Historically, the Compensation Committee has used stock options as a long-term, non-cash incentive and as a means of aligning the long-term interests of executives and stockholders. Stock options are linked to the future performance of our stock because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant. Pursuant to our 2004 Long-Term Incentive Plan, fair market value is defined as the closing price of our common stock on the date of grant.

The Compensation Committee also periodically considers the use of other forms of non-cash incentives, such as RSUs. During the fourth quarter of 2007, the Company’s Board of Directors approved changes to its equity compensation program, including the granting of RSUs in addition to stock options for periodic equity compensation grants to executive officers and other employees. RSUs deliver to the recipient a right to receive a specified number of shares of the Company’s common stock upon vesting. Unlike stock options, there is no cost to the executive officer at share issuance. Therefore, RSUs provide value to our executives even if the Company’s stock price remains constant. Additionally, RSUs, while more expensive than options to the Company by approximately a two and a half to one ratio, can be more efficient based upon the benefit to the executive in comparison to the cost to the Company. RSU grants do not result in the same amount of dilution upon issuance to the Company’s investor ownership as that caused by stock options, because the same incentive associated with options can be provided to the executive with RSUs, but with fewer shares ultimately issued. The Company values its RSUs at the fair value of our common stock on the grant date, which is the closing price of our common stock on that date, less the present value of expected dividends, as the executive officers or other employees are not entitled to dividends during the requisite service period.

Effective beginning in 2008, the Company’s Board of Directors also approved the election by executive officers and other employees to receive 50% of their target incentive compensation under the Incentive Plan in the form of RSUs instead of cash. For this purpose, RSUs are valued at their fair value on the grant date. If elected by an executive officer or other employee, the equity amount is equal in value on the date of grant to 50% of his or her target incentive opportunity, based on the employee’s annual base salary. The number of RSUs granted is determined by dividing 50% of the employee’s target incentive opportunity by the fair value of a RSU on the grant date. If elected, the equity grant occurs during the open trading period following the public release of the Company’s financial results for the prior year and vests 100% on the Incentive Plan payout date for all participants. Vesting is conditioned upon threshold funding of the Incentive Plan and continued active employment with the Company, a written acknowledgement by the employee of understanding the terms of the plan, and status as an employee in good standing. If these conditions are not met, the equity grant does not vest and expires. The Company recognizes the associated stock-based compensation expense over the requisite service period beginning on the grant date and ending on the vest date. Upon vesting, the Company withholds shares of common stock in an amount sufficient to cover the minimum statutory tax withholding obligations and issues shares of its common stock for the remaining amount. The compensation expense incurred by the Company for RSUs is based on the closing market price of the Company’s common stock on the date of grant less the future present value of dividends. In 2010, Messrs. Pyle and Leon Trefler elected to receive 50% of their incentive compensation in RSUs.

The Compensation Committee currently believes that stock options and RSUs are the most effective tools to align the long-term interests of executives and stockholders. In the case of stock options, this is because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant. In the case of RSUs, an RSU delivers more value than a stock option to the holder if the price of our stock remains constant, but the value to the holder increases as our stock price increases over time. By granting both stock options and RSUs, executives may realize the benefits of each and also achieve a more diversified mix of equity compensation.

Equity Award Granting Practices. Executive officers and other employees have typically received a grant of stock options at the first meeting of the Compensation Committee to occur after the start of their employment during which grants to employees are approved. In 2009, the Company changed its equity award granting practices for new employees to align awards based upon a financial valuation, rather than a pre-determined number of shares regardless of stock price. This decision was made after conducting detailed market analysis and review and discussion with the Board. Grants to newly hired employees are now determined based upon a target financial value associated with their job type, rather than the historic practice of issuing a pre-determined number of options based on an individual’s level of job responsibilities, which the Company believes will improve our ability to more effectively communicate the value of equity grants to our employees. For all employee positions which are at the director level or above, equity grants are now an equal mix of stock options and RSUs, with 50% of the target value granted in stock options and 50% in RSUs. For those employees who hold positions below the director level, equity grants are now awarded solely in RSUs.

The Compensation Committee has also historically made periodic grants of stock options to the executive officers, which have typically occurred every 12-24 months. In 2009, as in 2008 and 2007, a periodic grant of stock options and RSUs was made to the executive officers. In 2010, the executive officer equity grant was deferred until consideration of the 2011 executive officer compensation in February 2011, so that the Committee could evaluate the equity awards in the context of the total compensation of each executive officer.

As a general practice, stock options are awarded at an exercise price equal to, or greater than, the market value of our common stock on the date of grant, and typically vest over a four- to five-year period. For periodic grants, the number of stock options and RSUs granted to an executive officer is determined by taking into consideration factors such as: (i) the number of equity awards previously granted to the executive; (ii) the executive’s remaining equity awards exercisable and the value of those equity awards; (iii) the prior performance of the executive; (iv) the anticipated value that an executive will add to the Company in the future; (v) the fair value of the Company’s stock options and RSUs; (vi) the target value, as discussed above; (vii) the retentive value of equity awards; and, (viii) the equity awards in the context of each executive officer’s total compensation. The Company anticipates making periodic grants of stock options and RSUs every 12 months in the future.

Other Perquisites. In addition to the elements of compensation discussed above, the Company offers the executive officers Company-paid parking at our home office location, and contributions towards health, dental, life, accidental disability and dismemberment, and disability insurance premiums. The Company does not offer deferred compensation of any kind, nor does it offer retirement benefits other than a 401(k) defined contribution plan. The Company typically matches 50% of contributions made by executive officers and other employees to the 401(k) plan, up to a cap of 50% of 6% of the executive officer’s or employee’s base salary.

Compensation of the Chief Executive Officer in 2010. The Compensation Committee believes that the Chief Executive Officer continued to perform at a high level in 2010, and that his performance is not reflected in his salary. The Chief Executive Officer’s comparatively low salary reflects his status as a significant shareholder in the Company, and, as such, his personal wealth is tied directly to sustained increases in the Company’s value. In 2010, the Chief Executive Officer’s salary was increased by 19%. In 2010, Mr. Trefler was eligible for an annual bonus of up to 85% of his base salary based upon a review of the Company’s performance against its financial and strategic goals for the year. In setting the Chief Executive Officer’s bonus for 2010, the Compensation Committee considered the factors described above and ultimately determined that he should be granted a bonus of $247,918, representing a payment consistent with the Corporate Performance Target funding percentage. Consistent with the Compensation Committee’s past practice, no stock options or RSUs were granted to the Chief Executive Officer because of his already significant holdings of Company stock.

Elements of Post-Termination Compensation. We have entered into employment offer letters with Messrs. Dynes and Kra containing provisions for additional cash compensation upon termination of employment under certain circumstances. Specifically, each of these letters provides for a lump-sum severance payment equal to six months of then-current base salary in the event that such officer’s employment is terminated by the Company without cause.

In addition, for Mr. Dynes, for each additional six months of employment following the first anniversary of his start date as a Named Executive Officer, the amount of severance shall be increased by one month of base salary up to a maximum total of twelve months. Our primary rationale for providing these payments is that we believe that it is standard in our industry to provide a reasonable severance payment to certain high ranking executive officers in the event that they are terminated without cause, and that the absence of such arrangements might jeopardize our chances of hiring and retaining such executives. We limit such post-termination compensation arrangements to situations in which such executive officers are actually terminated, rather than those in which there is a mere change of control. In the event that such a termination without cause occurred to one of these executive officers at the base salary levels in effect on December 31, 2010, Mr. Dynes would receive $313,000 and Mr. Kra would receive $137,500. Additionally, while any acceleration of unvested options generally occurs solely at the discretion of our Board of Directors, the options to purchase 100,000 shares of common stock that Mr. Dynes was granted at the time of his hire, are subject to a minimum acceleration of vesting of six months in the event of a sale of the Company (as defined in the 2004 Long-Term Incentive Plan). While these offer letters, which have been previously filed with the SEC, do not specifically define what constitutes a termination “without cause,” the Company believes that the term “cause” as used in these employment offer letters would be construed consistently with Massachusetts case law, which generally defines “cause” in this context to mean that the Company had a reasonable good faith basis for dissatisfaction with the employee, due to lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior, or grounds for discharge reasonably related, in the Company’s good faith judgment, to the needs of the business. There are no other conditions to the payment of the severance amounts other than, in the case of Mr. Dynes, the execution and delivery of a mutually acceptable form of release.

Impact of Regulatory Requirements

Our stock option and RSU grant policies are impacted by FASB ASC Topic 718, formerly FAS 123(R), which we adopted on January 1, 2006. As a result of the adoption of this accounting policy, the Company has generally reduced the amount of stock options granted to employees, as has been the case with many companies of similar size in our industry.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. We structure our stock options and RSUs granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers, the $1 million threshold of Section 162(m) will not be reached by any of our executive officers in the foreseeable future. Accordingly, the Compensation Committee has not considered what its policy regarding compensation not qualifying for federal tax deduction might be at such time, if ever, as that threshold becomes within range of any executive officer.

EXECUTIVE COMPENSATION

The following table sets forth information required under applicable SEC rules about the compensation for 2010, 2009 and 2008 of (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three most highly compensated other executive officers who were serving as officers on December 31, 2010 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Alan Trefler	2010	344,000	—	—		—	247,918	20,233	612,151
Chairman and Chief	2009	288,000	—	—		—	220,205	18,093	526,298
Executive Officer	2008	275,000	—	—		—	195,800	17,696	488,496

Craig Dynes	2010	313,000	—	25,011		25,014	145,812	24,737	533,574
Chief Financial Officer and	2009	288,000	—	45,024		45,003	158,750	22,147	558,924
Senior Vice President	2008	273,000	—	67,975		26,566	129,642	21,886	519,069

Douglas Kra	2010	275,000	—	25,011		25,014	133,157	24,673	482,855
Senior Vice President,	2009	260,000	—	40,000		39,996	146,750	22,079	508,825
Global Services	2008	250,000	—	67,975		26,566	118,713	21,823	485,077

Michael Pyle	2010	270,000	—	91,938	(5)	25,014	74,787	20,227	481,966
Senior Vice President,	2009	255,000	—	103,307	(5)	39,996	74,750	18,261	491,314
Engineering	2008	250,000	—	116,197	(5)	21,271	59,342	17,669	464,479

Leon Trefler	2010	250,000	—	149,822	(5)	125,008	227,789	24,534	777,145
Senior Vice President, Sales (6)

(1)	These amounts reflect the dollar amount of the aggregate grant date fair value of RSU awards granted in the years ended December 31, 2010, 2009 and 2008, in accordance with FASB ASC Topic 718.
(2)	These amounts reflect the dollar amount of the aggregate grant date fair value of stock option awards granted in years ended December 31, 2010, 2009 and 2008, in accordance with FASB ASC Topic 718.
(3)	Represents annual cash bonuses earned in the year shown and paid in the following year, with the exception of the additional compensation opportunities for Messrs. Dynes, Kra, Pyle and Leon Trefler, which were paid during the year in which they were earned and are included in these amounts, as well as commissions earned by Leon Trefler in 2010.
(4)	These amounts are comprised of the Company 401(k) match, Company-paid parking, and Company-paid health, dental, and other insurance premiums.
(5)	These amounts include the election by Messrs. Pyle and Leon Trefler to receive 50% of their target incentive compensation under the Incentive Plan in the form of RSUs instead of cash.
(6)	Leon Trefler became a Named Executive Officer on January 1, 2010.

The following table sets forth certain information with respect to the plan-based awards granted during or for the fiscal year ended December 31, 2010 to each of the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($) (4)	Threshold (#)	Target (#)	Maximum (#)
Alan Trefler	N/A	—	$292,000	—	—	—	—	—		—	—	—
Chairman and Chief
Executive Officer

Craig Dynes	N/A	—	$171,500	—	—	—	—	—		—	—	—
Chief Financial	3/1/2010	—	—	—	—	—	—	700		1,868	$36.03	$ 67,304
Officer and Senior
Vice President

Douglas Kra	N/A	—	$158,500	—	—	—	—	—		—	—	—
Senior Vice President,	3/1/2010	—	—	—	—	—	—	700		1,868	$36.03	$ 67,304
Global Services

Michael Pyle	N/A	—	$156,000	—	—	—	—	—		—	—	—
Senior Vice President, Engineering	3/1/2010	—	—	—	—	—	—	700		1,868	$36.03	$ 67,304
	3/9/2010	—	—	—	—	—	—	1,870	(5)	—	—	$ 67,488

Leon Trefler	N/A	—	$100,000	—	—	—	—	—		—	—	—
Senior Vice President, Sales	3/1/2010	—	—	—	—	—	—	3,499		9,336	$36.03	$336,376
	3/9/2010	—	—	—	—	—	—	693(5)		—	—	$ 25,010

(1)	All awards were made pursuant to the Company’s 2010 Corporate Incentive Compensation Plan, with the exception of $21,000 in additional incentive compensation opportunities for Messrs. Kra and Pyle, $15,000 for Mr. Dynes, and $50,000 for Mr. Leon Trefler.
(2)	All awards were made pursuant to the Company’s 2004 Long Term Incentive Plan.
(3)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” reflect the dollar amount of the aggregate grant date fair value for the entire option and RSU award granted in 2010, in accordance with FASB ASC Topic 718.
(4)	There is no maximum payout amount, as additional incentives can be earned for performance above targets, as determined by the Board in its discretion.
(5)	Represents the Named Executive Officer’s election to receive 50% of their target incentive compensation under the Incentive Plan in the form of RSUs instead of cash.

The following table sets forth certain information with respect to the value of outstanding equity awards, at December 31, 2010, previously granted to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	000000	000000	000000	000000	000000		000000		000000	000000	000000
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan Trefler	—	—	—	—	—		—		—	—	—
Chairman and Chief
Executive Officer

Craig Dynes	25,000	15,000	—	$8.16	9/7/2016	(1)	3,200	(5)	117,216	—	—
Chief Financial Officer and	4,000	6,400	—	$12.00	12/13/2017	(4)	3,522	(5)	129,011	—	—
Senior Vice President	2,348	3,522	—	$11.88	12/11/2018	(4)	1,126	(5)	41,245	—	—
	719	2,876	—	$32.29	12/15/2019	(4)	700	(5)	25,641	—	—
	—	1,868	—	$36.03	3/1/2020	(4)	—		—	—	—

Douglas Kra	25,000	—	—	$7.21	11/1/2014	(1)	3,200	(5)	117,216	—	—
Senior Vice President,	20,000	—	—	$8.67	12/8/2015	(2)	3,522	(5)	129,011	—	—
Global Services	9,600	6,400	—	$12.00	12/13/2017	(4)	1,000	(5)	36,630	—	—
	2,348	3,522	—	$11.88	12/11/2018	(4)	700	(5)	25,641	—	—
	639	2,556	—	$32.29	12/15/2019	(4)	—		—	—	—
	—	1,868	—	$36.03	3/1/2020	(4)	—		—	—	—

Michael Pyle	50,000	—	—	$7.12	11/4/2014	(1)	3,200	(5)	117,216	—	—
Senior Vice President,	20,000	—	—	$8.67	12/8/2015	(2)	2,820	(5)	103,297	—	—
Engineering	9,600	6,400	—	$12.00	12/13/2017	(4)	1,000	(5)	36,630	—	—
	1,880	2,820	—	$11.88	12/11/2018	(4)	700	(5)	25,641	—	—
	639	2,556	—	$32.29	12/15/2019	(4)	1,870	(3)	68,498	—	—
	—	1,868	—	$36.03	3/1/2020	(4)	—		—	—	—

Leon Trefler	1,820	2,080	—	$12.00	12/13/2017	(4)	1,040	(5)	38,095	—	—
Senior Vice President, Sales	1,176	1,764	—	$11.88	12/11/2018	(4)	1,764	(5)	64,615	—	—
	639	2,556	—	$32.29	12/15/2019	(4)	1,000	(5)	36,630	—	—
	—	9,336	—	$36.03	3/1/2020	(4)	3,499	(5)	128,168	—	—
	—	—	—	—	—		693	(3)	25,385	—	—

(1)	These stock options vest quarterly over a five-year period beginning on the date of grant.
(2)	These stock options vested fully upon the date of grant, December 8, 2005. The exercise price represented a 20% premium to the fair market value of our common stock on the grant date, measured as the average of the high and low trading price of the common stock on such date as reported on Nasdaq.
(3)	Represents the Named Executive Officer’s election of 50% of target incentive compensation under the Incentive Plan in the form of RSUs instead of cash.
(4)	These stock options vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years.
(5)	Refers to RSUs, each of which represents the right to receive, following vesting, one share of common stock. The RSUs vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years.
(6)	Market value is calculated using the closing price of the Company’s common stock on December 31, 2010.

The following table sets forth certain information with respect to the options exercised by the Named Executive Officers during the fiscal year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan Trefler Chairman and Chief Executive Officer	—	—	—	—

Craig Dynes Chief Financial Officer and Senior Vice President	—	—	3,055	96,906

Douglas Kra Senior Vice President, Global Services	15,000	461,850	3,024	95,818

Michael Pyle Senior Vice President, Engineering	—	—	6,490	222,034

Leon Trefler Senior Vice President, Sales	—	—	1,358	43,516

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis,” or “CD&A,” with management, and, based on such review and discussion, recommended to the Board of Directors the inclusion of the CD&A in this proxy statement.

Compensation Committee

James O’Halloran, Chairman

Craig Conway

William Wyman

COMPENSATION PRACTICES RISK ASSESSMENT

The Company has conducted a risk assessment of its compensation programs for executive officers and all other employees. The Company’s Legal and Human Resources departments reviewed our compensation programs, practices and policies (“Compensation Programs”). Management reviewed and discussed the findings of this review with the Compensation Committee, and with the Company’s Disclosure Committee, consisting of representatives from its Finance, Legal and Compliance departments. Based upon this assessment, the Company has concluded that its Compensation Programs are balanced and do not, by design, motivate excessive risk taking.

In determining that the programs contained an appropriate mix of risk and reward in relation to the Company’s strategy and long term goals without encouraging excessive risk taking, the following elements were considered:

•

In general, compensation consists of a balanced mix of fixed and variable compensation. The fixed component, base salary, provides a stable income stream to employees and executives, while variable compensation, consisting of annual bonuses, commissions for Sales personnel, and bonuses tied to the achievement of management’s business objectives for our Services personnel, provides compensation opportunities tied to the Company’s short and long term goals.

•

Annual incentive payments, or bonuses, provide the potential for variable pay based upon the achievement of annual financial and strategic business objectives of the Company. These objectives are set at the Company level and are not based upon the results for any one individual, team or division. Management, or the Board of Directors and/or Chief Executive Officer in the case of the executive officer plan, has the discretion to decrease corporate funding and/or individual payout amounts to avoid a windfall payment being made.

•

The incentive plans for our salesforce align variable compensation with both short and long term goals. A percentage of commissions are payable on contract signing, while the remaining percentage is payable after deployment of our software by our customers. Corporate controls require customer contracts to be approved by Finance and Legal personnel, in addition to Sales management, prior to execution. The Company’s Pricing Committee, consisting of representatives from Sales, Services, Legal and Finance departments, also reviews and approves nonstandard contract terms.

•

Equity awards, which are granted to United States and some international employees, and consist of both stock options and RSUs, align employee equity compensation with the Company’s long term success. Equity awards vest over five years and increase in value as our stock price increases over time. The Company believes that the use of RSUs further mitigates excessive risk-taking, because RSUs lose value if our stock price declines below the price at the time of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee were, at any time during 2010 or in the three prior years, an officer or employee of ours or any of our subsidiaries. None of them had any relationship with us during 2010 that was required to be disclosed under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of our executive officers served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during 2010 there were no transactions involving more than $120,000, nor are any proposed, between us and any executive officer, Director, beneficial owner of 5% or more of our common stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest.

We have entered into employment offer letters with Messrs. Dynes and Kra that provide for a lump-sum payment of severance equal to six months of their then base salary in the event that their employment is terminated without cause. In addition, for Mr. Dynes, for each additional six months of employment following the first anniversary of his start date, the amount of severance shall be increased by one month of base salary up to a maximum total of twelve months. Additionally, while any acceleration of unvested options generally occurs solely at the discretion of our Board of Directors, the options to purchase 100,000 shares of common stock that Mr. Dynes was granted at the time of his hire, are subject to a minimum acceleration of vesting of six months in the event of a sale of the Company (as defined in the 2004 Long-Term Incentive Plan).

In January 2010, Leon Trefler, the brother of our Chairman and Chief Executive Officer, was promoted from Vice President, North America Sales, to Senior Vice President, Sales. During 2010, Leon Trefler received compensation consisting of base salary, commissions, benefits, and equity awards, totaling $777,145 in consideration for his services to the Company. Further information regarding Leon Trefler’s compensation can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

Effective February 14, 2007, our Board of Directors has adopted a Related Person Transaction Policy, which can be found on the “Governance” section of our website at www.pega.com. The policy mandates that the Company enter into or ratify a related person transaction only when the Company’s Board of Directors, or a committee thereof, acting in accordance with the policy, determines that the transaction is either in, or is not inconsistent with, the best interest of the Company and its stockholders. A “related person transaction” for these purposes is defined in the policy to include any transaction or relationship (involving an amount expected to exceed $100,000) between the Company and an individual or entity defined as a “related person” in the policy. Approval or ratification of a related person transaction may be conditioned by the Board, or committee thereof, directing the related person or the Company to take certain actions to narrow the scope of the relationship, such as: requiring the related person to resign from, or change position within an entity involved in the related person transaction; assuring that the related person not be directly involved in negotiating the terms of the related person transaction; limiting the duration or magnitude of the related person transaction; or requiring that information about the related person transaction be documented and delivered to the Board or committee on an ongoing process.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 2 of Notice)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted last year, requires that the Company include in this proxy statement a non-binding advisory vote on the compensation of our named executive officers (sometimes referred to as a “Say on Pay” vote).

As described in the “Compensation Discussion and Analysis” section of this proxy statement, as well as the tables set forth in the “Executive Compensation” section and the “Compensation Practices Risk Assessment” section, we seek to align the interests of our named executive officers with our stockholders. In fact, our named executive officers, and all other Company employees, are also stockholders or hold options to become a stockholder. Our compensation programs are designed to reward our named executive officers for achieving short-term and long-term corporate goals, while avoiding the encouragement of excessive risk. This non-binding advisory vote is intended to address the overall compensation of our named executive officers and our executive compensation program rather than any specific elements.

Although this vote is advisory in nature and, as such, will not be binding on the Company, our Board of Directors and our Compensation Committee will consider the outcome of the vote in evaluating its executive compensation programs. Therefore, the Company is asking its stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers, as described in this proxy statement, including in the “Compensation Discussion and Analysis,” compensation tables and narrative discussion included therein.”

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described in this proxy statement.

FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 3 of Notice)

The Dodd-Frank Act also requires that stockholders be given the opportunity to provide a non-binding advisory vote as to the frequency of the Say on Pay vote. By voting with respect to this proposal, stockholders may indicate whether they would prefer that the Company conduct future Say on Pay votes every one, two or three years, or that they abstain from voting.

The Board of Directors has determined that an annual Say on Pay vote will allow our stockholders to provide timely input on the Company’s executive compensation program as described in the proxy statement each year. Accordingly, we believe that annual frequency provides the highest level of accountability and communication between the Company and our stockholders.

While this vote is advisory in nature and will not be binding on the Company, the Board will take into account the outcome of the vote when considering the frequency of future Say on Pay votes. It may consider that it is in the best interest of the stockholders and Company to hold the vote more or less frequently than the time period receiving the highest number of stockholder votes.

The Board of Directors recommends that you vote FOR the option of once every year as the preferred frequency for the advisory vote on executive compensation.

APPROVAL OF THE PEGASYSTEMS INC. AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

(Proposal 4 of Notice)

At the Annual Meeting, our stockholders will be asked to approve amendments to the Pegasystems Inc. 2004 Long-Term Incentive Plan (the “Plan”). The Plan was originally approved by our stockholders in June 2004. As originally approved, the total number of authorized shares available for grant under the Plan was 7,000,000 and the Plan’s term would run until March 10, 2014. If this proposal is approved, 5,000,000 shares will be added to the authorized grant amount to increase that amount to 12,000,000 shares and the term of the Plan will be extended to 2021. We estimate that we will have used approximately 6,000,000 shares by June 2011 from our current authorization of 7,000,000 shares, leaving approximately 1,000,000 remaining shares authorized under the Plan (including shares from cancellations of stock options and RSUs). We believe that the proposed increase in shares will suffice for the Plan for at least the next five years. In addition, this year, together with legal counsel, we undertook a comprehensive review of the Plan. As a result of this review, we identified a number of provisions in the Plan to be amended in order to bring the Plan into line with industry best practices and certain changes in legal and accounting interpretations. Although not all of these changes are required to be approved by stockholders under applicable law or regulation, we have included these discretionary amendments, together with the amendments to extend the term of the Plan, to increase the number of shares available under the Plan, and certain other amendments that are required to be approved by stockholders, in a single amendment and restatement of the Plan that we are submitting for stockholder approval at the Annual Meeting. The version of the Plan we are submitting for approval is called the “Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan.”

In summary, the proposed amendments to the Plan would:

•	increase the total number of authorized shares under the Plan by 5,000,000 shares, so that the aggregate number of awards that may be granted under the Plan is 12,000,000 shares;

•	extend the term of the Plan from March 10, 2014 through May 18, 2021;

•

in addition to stock options, enable the Company to grant other types of equity awards that constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”), including categories of performance goals on which the Company may base an executive’s performance-based incentive compensation;

•

subject awards under the Plan and shares obtained pursuant to or upon exercise of such awards to forfeiture, setoff, recoupment or other recovery if the Plan administrator determines in good faith that such action is required by applicable law or Company policy;

•	clarify the provisions for making grants of RSUs under the Plan;

•	clarify that awards under the Plan will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions; and

•

provide the Plan administrator with discretion to facilitate the achievement of the material purposes of the Plan in jurisdictions outside of the United States where differences in local law, policy or custom may require modification of the terms of the Plan or terms and conditions not included in the Plan.

We believe that our ability to attract and retain qualified, high-performing employees is vital to our success and growth as a company. Equity awards are a very effective retention tool that encourages and rewards employee performance that aligns with stockholders’ interests. We believe that the Plan as proposed to be amended and restated is an essential, up-to-date platform to accomplish these objectives, and we request your approval of the Plan.

On May 18, 2011, our Board of Directors adopted, subject to stockholder approval, the amended and restated Plan described above. The following summary of the Plan, as so amended and restated, does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this proxy statement.

Purposes

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, to promote the success of our business, and to continue to link employee compensation with our performance. Options, RSUs, stock purchase rights and other stock-based awards may be granted under the Plan.

Administration

The Plan is administered by a committee (the “Committee”) composed solely of two (2) or more members of the Board that satisfy the independence requirements of the applicable national securities exchange which serves as the principal trading market for our common stock and of other applicable laws; provided, however, that unless otherwise prohibited by applicable law the Board, acting through a majority of its independent directors, may itself exercise any or all of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities thereunder. As described elsewhere in this proxy statement, our Compensation Committee currently fulfills the responsibilities of the Committee for purposes of the Plan. Subject to the provisions of the Plan, the Committee has authority in its discretion to: (1) determine fair market value of our common stock; (2) select employees, directors and consultants to whom awards may be granted; (3) determine the number of shares covered by awards; (4) approve forms of agreement for use under the Plan; (5) determine the terms and conditions of awards; (6) determine whether and under what circumstances an option may be settled in cash instead of common stock; (7) reduce the exercise price or purchase price of any award to the then fair market value if the fair market value has declined since the date of grant; (8) initiate a program whereby outstanding options are exchanged for options with a lower exercise price; (9) prescribe, amend or rescind rules and regulations relating to the Plan; (10) construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (11) subject awards granted pursuant to the Plan to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy; and (12) modify terms of the Plan or adopt additional terms and conditions in order to facilitate the granting of awards in foreign jurisdictions. While we expect that the Committee will make awards from time to time under the Plan, it has no current plans, proposals or arrangements to make any specific grants under the Plan.

Shares Subject to the Plan

The stock subject to options and awards under the Plan is authorized but unissued shares of our common stock or shares of treasury common stock. Any shares subject to an option that for any reason expires or is terminated unexercised as to such shares and any restricted stock that is forfeited and repurchased by us at not more than its exercise price as a result of the exercise of a repurchase option may again be the subject of an option or award under the Plan. The number of shares of common stock that may be issued under the Plan may not exceed 12,000,000 shares, subject to adjustment, as described below. On April 29, 2011, the closing sale price of our common stock was $37.12 per share.

Section 162(m) Limitations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated officers (other than the chief financial officer). Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Plan provides that no participant may receive, over the term of the Plan, awards for more than an aggregate of 3,000,000 shares of our common stock under the Plan. Stockholder approval of this proposal will constitute stockholder approval of this limitation for Section 162(m) purposes.

Qualifying Performance Criteria Under Section 162(m)

Another requirement under Section 162(m) is that “performance-based compensation” must be based on pre-determined performance goals whose underlying criteria are approved by stockholders. The Plan contains a list of qualifying performance goals on which the Company may base an executive’s performance-based incentive compensation, in order to enhance the Company’s ability to select appropriate performance criteria that will incentivize participants and align with the Company’s business goals as well as to allow such awards to qualify under Section 162(m). Specifically, qualifying performance goals will be based exclusively on one or more of the following business criteria determined with respect to the Company and its subsidiaries on a group-wide basis or on the basis of subsidiary, business platform, or operating unit results: (1) earnings per share (on a fully diluted or other basis), (2) pretax or after tax net income, (3) operating income, (4) gross revenue, (5) profit margin, (6) stock price targets or stock price maintenance, (7) working capital, (8) free cash flow, (9) cash flow, (10) return on equity, (11) return on capital or return on invested capital, (12) earnings before interest, taxes, depreciation, and amortization (EBITDA), (13) economic value added, (14) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, license signings, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures or other operational goals, or (15) any combination of these measures. Stockholder approval of this proposal will constitute stockholder approval of these performance goals for Section 162(m) purposes.

Eligibility

Nonstatutory stock options, or NSOs, RSUs, stock purchase rights and other stock-based awards (other than incentive stock options) may be granted to employees, directors and consultants. Incentive stock options, or ISOs, may be granted only to employees. Each option will be designated in the stock option agreement as either ISO or an NSO. Notwithstanding the terms of any award under the Plan, in the event of certain misconduct by a participant, all awards to that participant will be terminated and all shares acquired by the participant under the Plan will be subject to repurchase by us at any time within 180 days after we have knowledge of such misconduct. In addition, awards under the Plan and shares obtained pursuant to or upon exercise of such awards are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

Terms and Conditions of Options

Exercise Price. The exercise price for shares issued upon exercise of options will be determined by the Committee. The exercise price of ISOs may not be less than 100% of the fair market value on the date the option is granted. The exercise price of ISOs granted to a 10% or greater stockholder may not be less than 110% of the fair market value on the date of grant.

Form of Consideration. The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note of the participant, wire transfer, other shares of our common stock (with some restrictions), consideration received by us under a cashless exercise program implemented by us in connection with the Plan, or any combination of the foregoing.

Term of Options. The term of an option may be no more than ten years from the date of grant, except that the term of an incentive stock option granted to a 10% or greater stockholder may not exceed five years from the date of grant.

Termination of Employment. No option may be exercised more than three months following termination other than by reason of the participant’s death, disability or retirement, or such other period as set forth in the option agreement. If, on the date of termination, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan.

Death or Disability. An option is exercisable for 12 months following death of the participant or 24 months following termination for a disability or such other period as set forth in the option agreement. If, on the date of death or termination, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan.

Retirement. Upon the retirement at or after the age of 60, an option is exercisable for 24 months following retirement or such other period as set forth in the option agreement. If, on the date of retirement, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan.

Other Provisions. The stock option agreement for each option grant may contain other terms, provisions and conditions not inconsistent with the Plan, as may be determined by the Committee.

Restricted Stock Units

The Committee may grant RSUs under the Plan with such terms and conditions as the Committee shall determine. Each RSU represents the right to acquire a share of our common stock in the future, with the future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions. A participant may not vote the shares represented by an RSU, but an RSU award may provide a Participant with the right to receive dividend equivalent payments with respect to the common stock subject to the award (both before and after such common stock is vested).

Terms and Conditions of Stock Purchase Rights

Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the Plan. The offer to purchase stock under the Plan will be accepted by execution by the participant of a stock purchase agreement.

Right of Repurchase. Unless the Committee determines otherwise, the stock purchase agreement will grant us the right to repurchase the stock sold upon the termination of the participant’s service to us or upon the failure to satisfy any performance objectives or other conditions specified in the stock purchase agreement. The repurchase price will be the purchase price paid by the participant or, if less, the fair market value of the restricted shares. The repurchase right will lapse upon such conditions or at such rate as the Committee may determine and set forth in the stock purchase agreement.

Other Stock-Based Awards

The Committee will have the right to grant other awards based upon our common stock, having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

Adjustments

Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a normal cash dividend, (1) the number and class of securities available under the Plan, (2) the per-participant limit, (3) the number and class of securities and exercise price per share subject to each outstanding award, (4) the price per share at which outstanding restricted shares may be repurchased, and (5) the terms of each other outstanding award shall be appropriately adjusted (or substituted awards may be made, if applicable) to the extent that the administrator of the Plan shall determine, in good faith, necessary and appropriate.

Dissolution or Liquidation. The Committee in its discretion may provide for a participant to have the right to exercise his or her award until 15 days prior to any dissolution or liquidation of Pegasystems. To the extent not previously exercised, an award will terminate immediately prior to the consummation of any proposed dissolution or liquidation.

Sale of the Company. Except as otherwise provided in any stock option agreement, stock purchase agreement, RSU agreement or other document evidencing such rights, in the event a third party acquires a majority of the voting power of Pegasystems, whether through the sale of substantially all of our assets, the sale of our voting securities or a merger or consolidation, the Committee, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options or RSUs and terminate any restrictions on stock awards, or cancel awards for a cash payment to the participant.

Limits on Transferability

An ISO granted under the Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or by the laws of descent and distribution following the participant’s death. With the permission of the Committee, NSOs, stock purchase rights, RSUs or shares granted under the Plan may be assigned during a participant’s lifetime to members of the participant’s family or to a trust established for such family members or the participant’s former spouse pursuant to the participant’s estate plan or pursuant to a domestic relations order.

Amendment and Termination

Our Board may at any time amend, alter, suspend or terminate the Plan. The Board will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. Except as otherwise provided in the Plan, no amendment, alteration, suspension or termination of the Plan shall materially and adversely impair the rights of any participant, unless mutually agreed in writing.

Federal Income Tax Consequences

Incentive Stock Options.

The following general rules are applicable under current United States federal income tax law to ISOs granted under the Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of the Company’s common stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the common stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Nonstatutory Stock Options.

The following general rules are applicable under current federal income tax law to NSOs granted under the Plan:

1. The optionee generally does not realize any taxable income upon the grant of a NSO, and the Company is not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a NSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a NSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5. An optionee may be entitled to exercise a NSO by delivering shares of the Company’s common stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises a NSO in such fashion, special rules will apply.

6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases.

The following general rules are applicable under current federal income tax law to awards of restricted stock units or the granting of opportunities to make direct stock purchases under the Plan:

1. The recipient of RSUs will not recognize taxable income at the time of a grant of a RSU, and the Company will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid. The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

2. The purchaser of unrestricted shares will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

3. The purchaser of restricted shares will not recognize taxable income at the time of a grant of shares of restricted shares, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Code apply.

In addition, a participant receiving dividends with respect to restricted shares for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income rather than dividend income. The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Other Tax Considerations.

A participant who receives accelerated vesting, exercise or payment of awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.

It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

The foregoing general tax discussion is intended for the information of the Company’s shareholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the Plan.

The Board of Directors recommends that you vote FOR the approval of the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan, and proxies solicited by the Board will be voted in favor of the Plan unless a stockholder has indicated otherwise on the proxy.

Equity Compensation Plan Information

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2010:

(In thousands, except per share amounts)	(a)	(b)	(c)
	Number of shares of common stock to be issued upon exercise of outstanding stock options and vesting of RSUs (3)	Weighted-average exercise price per share of outstanding stock options (4)	Number of shares of common stock remaining available for future issuance (excluding those in column (a)) (5)
Equity compensation plans approved by stockholders (1)	3,433	$11.92	1,600
Equity compensation plans not approved by stockholders (2)	140	$25.25	—

(1)	Our equity compensation plans include the Amended and Restated 1994 Long-Term Incentive Plan (the “1994 Plan”), the 1996 Non-Employee Director Stock Option Plan (the “Director Plan”), the 2004 Long-Term Incentive Plan (the “2004 Plan”), the 2006 Employee Stock Purchase Plan (the “2006 ESPP”). Our stockholders previously approved each of these plans and all amendments that were subject to stockholder approval. In addition to the issuance of stock options, the 1994 Plan allowed for the issuance of stock appreciation rights, restricted stock, and long-term performance awards. The Company does not intend to issue any additional options or make any other awards under the 1994 Plan or the Director Plan in the future. In addition to the issuance of stock options, the 2004 Plan allows for the issuance of stock purchase rights and other stock-based awards, including RSUs. See Note 13 “Stock-Based Compensation” included in the notes to the accompanying audited consolidated financial statements for further information and description of our equity compensation plans.
(2)	These stock options were assumed in connection with our acquisition of Chordiant and were originally granted under the Chordiant Software, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), the Chordiant Software, Inc. 2000 Nonstatutory Equity Incentive Plan (the “2000 Plan”), the Chordiant Software, Inc. Amended and Restated 1999 Non-Employee Director Stock Option Plan (the “1999 Director Plan”), and the Prime Response Group, Inc. 1998 Stock Options/Stock Issuance Plan (the “1998 Prime Response Plan”) (collectively, the “Chordiant Plans”). No additional awards were or may be granted under the Chordiant Plans following the date of acquisition. These plans were not approved by our stockholders since they were adopted at the date of acquisition. In connection with our acquisition of Chordiant, all outstanding equity awards issued under the Chordiant Plans with an exercise price of $6.00 or lower were assumed by us and converted into the right to receive 0.13 shares of Pegasystems common stock for every one share of Chordiant common stock covered by such awards. All other outstanding equity awards issued under the Chordiant Plans were cancelled.
The 2005 Plan was approved by Chordiant’s stockholders and provided for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, RSAs, RSUs and other forms of equity compensation. Awards granted under the 2005 Plan generally expire four to ten years after the grant date and generally become exercisable over a period of two to four years, with either yearly or monthly vesting. The 2000 Plan provided for the grant of nonstatutory stock options, restricted stock and stock bonuses to employees. Generally, awards under the 2000 Plan vest over a period of four years in equal monthly installments with 25% of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining three years. The 1999 Director Plan provided directors to be issued a single grant at each year’s annual meeting of the stockholders equal to a number of shares of restricted stock equal to $100,000 divided by the fair market value of Chordiant’s common stock on the date of the annual meeting. These shares of restricted stock generally vest on the earlier of the next Chordiant annual meeting or twelve months from the date of grant. The 1998 Prime Response Plan provided for the grant of stock options, common stock and stock bonuses to employees, non-employee directors, and consultants or other independent advisors who provided service to Prime Response. Awards granted under this plan had a maximum expiration of ten years.

(3)	The number of shares of common stock issued upon exercise of vested stock options and vesting of RSUs will be less than 3,573,000 because of the “net settlement” feature of most of these stock options and RSUs. This feature enables the employee to satisfy the cost to exercise (in the case of stock options) and, if applicable, taxes due (in the case of stock options and RSUs) by surrendering shares to the Company based on the fair value of the shares at the exercise date (in the case of stock options) or vesting date (in the case of RSUs), instead of selling all of the shares on the open market to satisfy these obligations. The settlement of vested stock options and vested RSUs on a net share basis will result in fewer shares issued by the Company. During 2010, stock option and RSU holders net settled stock options and RSUs representing the right to purchase a total of 889,000 shares, of which only 493,000 were issued to the stock option and RSU holders and the balance of the shares were surrendered to the Company to pay for the exercise price and the applicable taxes.
(4)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(5)	Includes approximately 421,000 shares remaining available for issuance as of December 31, 2010 under the 2006 ESPP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to: (1) select and engage our independent registered public accounting firm; (2) serve as an independent and objective party to monitor our internal controls over financial reporting and disclosure controls; (3) review and appraise the audit efforts of our independent registered public accounting firm and internal audit functions; (4) review the independent registered public accounting firm’s fees; (5) direct the operation of the Company’s hotline process for the reporting of concerns regarding questionable accounting or auditing matters; and (6) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The Audit Committee is also responsible for overseeing legal compliance matters, including our Code of Conduct.

The Audit Committee consists of three members, each of whom is independent (as defined by listing standards that govern companies, the shares of which are listed on Nasdaq). The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of the SEC and Nasdaq as to independence, financial sophistication and expertise. In addition, the Board of Directors has determined that Mr. O’Halloran is an “audit committee financial expert” as defined by SEC rules. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in March 2009.

In fulfilling its oversight responsibilities regarding the Company’s 2010 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to PCAOB Section 380, Communications with Audit Committees, and SEC Regulation S-X Rule 2-07, including the process used by management in formulating particularly sensitive accounting estimates, including significant tax positions, and the basis for the conclusions of the independent registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has received the written disclosure and the letter from the independent registered accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from management and Pegasystems, consistent with the applicable requirements of the Public Accounting Oversight Board.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audits in 2010. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits, the understanding of our internal controls, and the overall quality of our financial reporting. The Audit Committee held eight meetings during 2010.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010. The Audit Committee has also selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Audit Committee

Steven Kaplan, Chairman

Peter Gyenes

James O’Halloran

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5 of Notice)

Our Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2011. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2010. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Deloitte & Touche LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2010 and December 31, 2009. The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for 2010 and 2009.

	2010 (in thousands)	2009 (in thousands)
Audit fees (1)	$1,930	$1,348
Audit-related fees (2)	181	—
Tax fees (3)	10	23
All other fees (4)	2	2

Total	$2,123	$1,373

(1)	Represents fees billed for professional services provided in connection with the audit of our financial statements and the reviews of reports on Form 10-Q and 10-K for the applicable year.
(2)	Represents fees billed for due diligence services related to an acquisition and the review of related documents filed with the Securities and Exchange Commission.
(3)	Represents fees billed in the applicable year for tax compliance, tax advice and tax planning services.
(4)	Represents fees billed for the subscription to an online accounting research tool.

All audit and non-audit services provided by Deloitte & Touche LLP in 2010 and 2009 were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and named executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Officers, Directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2010, all filing requirements under Section 16(a) were complied with in a timely fashion.

OTHER MATTERS

We do not know of any other matters that will be brought before the Annual Meeting. If, however, other business is properly presented for consideration at the Annual Meeting, the persons named in the proxy card intend to vote in accordance with their judgment on such matters.

In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy via the Internet or by filling out, signing, dating and returning your proxy card promptly. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Shawn Hoyt

General Counsel and Secretary

May 27, 2011

Appendix A

PEGASYSTEMS INC.

PEGASYSTEMS INC.

2004 LONG-TERM INCENTIVE PLAN

(as amended and restated effective as of May 18, 2011)

1. Purposes of the Plan. The purposes of this 2004 Long-Term Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business. Options, Stock Purchase Rights, Restricted Stock Units, and other stock-based awards may be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(b) “Award” means any Option, Stock Purchase Right, Restricted Stock Unit, or other stock-based award granted pursuant to the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 5(a) hereof.

(f) “Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

(g) “Company” means Pegasystems Inc., a Massachusetts corporation.

(h) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to a Related Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for a Related Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with a Related Company to render such services.

(i) “Director” means a member of the Board.

(j) “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by a Related Company who is subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by a Related Company or (ii) transfers between locations of a Related Company or between the Related Companies, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of leave of absence approved by the Related Company is not so guaranteed, any

Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option on the first day immediately following the date that is six (6) months after such leave commenced and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

(m) “Exercise Price” or “Purchase Price” means the per Share price to be paid by a Participant or Purchaser to exercise an Option or Stock Purchase Right.

(n) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, (a) for purposes of determining the exercise price of an Option on the date of grant, Fair Market Value shall be the closing price (excluding “after hours” trading) for a share of such stock on that day (or, if the Common Stock is not traded on that day, on the last trading day preceding such date), and (b) for all other purposes, Fair Market Value shall be the closing price (excluding “after hours” trading) for a share of such stock on the last trading day preceding such date, in each case as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, (a) for purposes of determining the exercise price of an Option on the date of grant, Fair Market Value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotes were available), and (b) for all other purposes, Fair Market Value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on the last day preceding such date; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

(p) “Nonstatutory Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Committee, or which is designated as an Incentive Stock Option by the Committee but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower Exercise Price.

(t) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as a defined in Section 424(e) of the Code.

(v) “Participant” means the holder of an outstanding Award.

(w) “Plan” means this 2004 Long-Term Incentive Plan, as amended and restated herein.

(x) “Purchased Shares” means the shares of Common Stock purchased by a Participant pursuant to his or her exercise of an Award.

(y) “Purchaser” means a Participant exercising an Option or Stock Purchase Right.

(z) “Related Company” means and includes the Company and the Parent and any Subsidiaries of the Company.

(aa) “Restricted Shares” means unvested shares of Common Stock acquired pursuant to the exercise of an Award which are subject to a Right of Repurchase.

(bb) “Restricted Stock Units” means the right to acquire Shares in the future, with the future delivery of the Shares subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions.

(cc) “Restricted Stock Units Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a grant of Restricted Stock Units. A Restricted Stock Units Agreement is subject to the terms and conditions of the Plan.

(dd) “Retirement” means retirement of an Employee or Director from active employment or service with any Related Company after having attained age 60.

(ee) “Right of Repurchase” means the right of the Company to repurchase Restricted Shares issued pursuant to any Award.

(ff) “Sale of the Company” means (i) a sale of substantially all of the assets of the Company, or (ii) a sale or transfer of voting securities of the Company to an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), in one transaction or a series of related transactions, or (iii) a consolidation or merger of the Company, in each case, as a result of which the beneficial holders of a majority of the voting power of the Company’s voting securities entitled to vote generally in the election of directors (“Voting Power”) prior to such transaction do not, directly or indirectly, beneficially hold a majority of the Voting Power (or of the voting power of the surviving or acquiring entity) after such transaction.

(gg) “Section 16(b)” means Section 16(b) of the Exchange Act.

(hh) “Service” means the Participant’s performance of services for a Related Company in the capacity of an Employee, Director or Consultant.

(ii) “Service Provider” means an Employee, Director or Consultant.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 hereof.

(kk) “Stock Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. A Stock Option Agreement is subject to the terms and conditions of the Plan.

(ll) “Stock Purchase Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Purchase Right. A Stock Purchase Agreement is subject to the terms and conditions of the Plan.

(mm) “Stock Purchase Right” means the right of a Participant to purchase Common Stock pursuant to Section 10 hereof.

(nn) “Subsidiary” means “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “10% Stockholder” means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the voting power of all classes of stock of a Related Company.

3. Effective Date and Term of Plan. The Plan (as amended and restated herein) shall become effective upon the date of its adoption by the Board, May 18, 2011. Subject to shareholder approval, the terms of this Plan (as amended and restated herein) shall apply to all Awards granted on or after May 18, 2011. No Awards shall be granted under the Plan after May 18, 2021, but Awards previously granted may extend beyond that date.

4. Stock Subject to the Plan.

(a) Number of Shares. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to Awards and issued under the Plan is 12,000,000 Shares. The Shares may be authorized but unissued shares or treasury shares. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares are forfeited and repurchased by the Company at not more than their Exercise Price, such Shares shall become available for future Awards under the Plan. Shares which are delivered by the Participant or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 4(a). Notwithstanding the provisions of this Section 4(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. Subject to adjustment under Section 12, no more than 12,000,000 shares shall be available for issuance as Incentive Stock Options under the Plan.

(b) Per-Participant Limit. No Participant may be granted Awards in any one fiscal year of the Company to purchase or otherwise acquire more than 3,000,000 Shares. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5. Administration of the Plan.

(a) Administration by Committee. The Plan will be administered by a committee (the “Committee”) composed solely of two (2) or more members of the Board that satisfy the independence requirements of the applicable national securities exchange which serves as the principal trading market for the Common Stock and of other Applicable Laws; provided, however, that unless otherwise prohibited by Applicable Law the Board, acting through a majority of its independent directors, may itself exercise any or all of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder When applicable, it is intended that each member of the Committee shall satisfy the requirements of an “outside director” for purposes of awards made to “covered employees” within the meaning of Section 162(m) of the Code and the requirements of a “non-employee director” for purposes of Section 16 of the Exchange Act.

(b) General Powers of the Committee. The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be made in the Committee’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(c) Other Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price or Purchase Price, the time or times when an Award may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi) to determine whether and under what circumstances an Award may be settled in cash instead of Common Stock;

(vii) to reduce the Exercise Price or Purchase Price of any Award to the then current Fair Value Market if the Fair Market Value of the Common Stock covered by such Award has declined since the date the Award was granted;

(viii) to initiate an Option Exchange Program;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan; and

(x) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

6. Eligibility.

(a) Nonstatutory Stock Options, Stock Purchase Rights, Restricted Stock Units and other stock-based awards (other than Incentive Stock Options) may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Each Option shall be designated in the Stock Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Related Companies) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted, except as otherwise provided in the Code or regulations issued thereunder. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

7. Term of Option. The term of each Option shall be stated in the Stock Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement.

8. Option Exercise Price and Consideration.

(a) The Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to a 10% Stockholder, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and provided further that in the case of an Incentive Stock Option granted to any other Employee, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) For Options issued prior to December 13, 2007, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and set forth in the Stock Option Agreement). Such consideration may consist of (i) cash or a check payable to the Company, (ii) a promissory note of the Participant, (iii) when the Common Stock is registered under the Exchange Act other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

For Options issued on or after December 13, 2007, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and set forth in the Stock Option Agreement). Such consideration may consist of (i) cash or a check payable to the Company; (ii) a promissory note of the Participant; (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (iv) when the Common Stock is registered under the Exchange Act, consideration received by the Company under a “net exercise” arrangement pursuant to which the number of Shares issued to the Participant in connection with the Participant’s exercise of the Option is reduced by the Company’s retention of a portion of the Shares otherwise issuable in connection with such exercise having a Fair Market Value (determined as of the date of the exercise notice) equal to the aggregate exercise price of the Shares as to which such Option is being exercised; or (v) any combination of the foregoing methods of payment.

9. Exercise of Option.

(a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Stock Option Agreement. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Stock Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Service. If a Participant terminates Service other than by reason of the Participant’s death, Disability or Retirement, such Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Service. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her Option within the time specified by the Committee in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Participant. If a Participant terminates Service as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service as the result of the Participant’s Disability. If, on the date of termination of Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination of Service because of death. If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Retirement of Participant. If a Participant terminates Service as a result of Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service as the result of the Participant’s Retirement. If, on the date of termination of Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(f) Unvested Shares. The Committee shall have the discretion to grant Options which are exercisable for Restricted Shares. Should the Participant terminate Service or fail to satisfy performance objectives while holding such Restricted Shares, the Company shall have a Right of Repurchase, at the Exercise Price paid per Share or such other price determined by the Committee and set forth in the Stock Option Agreement, with respect to any or all of those Restricted Shares. The terms upon which such Right of Repurchase shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the Stock Option Agreement or other document evidencing such repurchase right.

(g) Automatic Extension of Post-Termination Exercise Periods. For Options issued on or after December 13, 2007, the period of time during which a Participant may exercise an Option after he or she terminates Service pursuant to this Section 9 or as specified in any Stock Option Agreement (the “Post-Termination Exercise Period”) shall be extended by the amount of time, if any, during the Post-Termination

Exercise Period when the effectiveness of any registration statement covering the issuance of Shares under the Plan is suspended for any reason; provided, however, that in no event shall the Post-Termination Exercise Period be extended beyond the expiration of the stated term of the Option.

10. Stock Purchase Rights, Restricted Stock Units and Other Stock-Based Awards.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (including par value) if any, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Stock Purchase Agreement in the form determined by the Committee.

(b) Right of Repurchase. Unless the Committee determines otherwise, the Stock Purchase Agreement shall grant the Company a Right of Repurchase exercisable upon the termination of the Purchaser’s Service with the Company for any reason (including death or disability) or upon the failure to satisfy any performance objectives or other conditions specified in the Stock Purchase Agreement. Shares issued as Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee in the Stock Purchase Agreement, for such period as the Committee shall determine. The purchase price for Restricted Shares repurchased pursuant to the Right of Repurchase shall be the purchase price paid by the Purchaser or such other price determined by the Committee and set forth in the Stock Purchase Agreement, and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The Right of Repurchase shall lapse upon such conditions or at such rate as the Committee may determine and set forth in the Stock Purchase Agreement.

Each certificate for Restricted Shares shall bear an appropriate legend referring to the Right of Repurchase and other restrictions and shall be deposited by the stockholder with the Company together with a stock power endorsed in blank. Any attempt to dispose of Restricted Shares in contravention of the Right of Repurchase and other restrictions shall be null and void and without effect. If Restricted Shares shall be repurchased by the Company pursuant to the Right of Repurchase, the stockholder shall forthwith deliver to the Company the certificates for the Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. If the Company does not exercise its Right of Repurchase, such Right of Repurchase shall terminate and be of no further force and effect.

The Committee may in its discretion waive the surrender and cancellation of one or more Restricted Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule or other conditions applicable to those Restricted Shares. Such waiver shall result in the immediate vesting of the Purchaser’s interest in the Restricted Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Purchaser’s termination of Service or the attainment or non-attainment of the applicable conditions.

(c) Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(d) Restricted Stock Units. The Committee may also grant Restricted Stock Units with such terms and conditions as the Committee shall determine. A Participant may not vote the Shares represented by a Restricted Stock Unit, but (notwithstanding Section 13(c) of the Plan to the contrary) a Restricted Stock Unit Award may provide a Participant with the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award (both before and after such Common Stock is vested).

(e) Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

11. Performance-Based Awards.

(a) General. Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 11(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be. Where such Awards are granted to any person who is a “covered employee” within the meaning of Section 162(m) of the Code (“Section 162(m)”), the Committee (which in such case shall consist solely of those Committee members that are “outside directors” as defined by Section 162(m)) may designate the Awards as subject to the requirements of Section 162(m), in which case the provisions of the Awards are intended to conform with all provisions of Section 162(m) to the extent necessary to allow the Company to claim a Federal income tax deduction for the Awards as “qualified performance-based compensation.” However, the Committee retains the sole discretion to grant Awards that do not so qualify and to determine the terms and conditions of such Awards including any performance-based vesting conditions that shall apply to such Awards. Prior to a sale of the Company, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan. No Award subject to Section 162(m) shall be paid or vest, as applicable, unless and until the date that the Committee has certified, in the manner prescribed by Section 162(m), the extent to which the Performance Goals for the Performance Period (as defined in Section 11(b) below) have been attained and has made its decisions regarding the extent, if any, of a reduction of such Award. The Committee’s determination will be final and conclusive.

(b) Performance Goals. Performance goals (the “Performance Goals”) will be based exclusively on one or more of the following business criteria determined with respect to the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, license signings, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures or other operational goals, or (xv) any combination of these measures.

Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”). Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months. To the extent that an Award is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m), the Performance Goals must be established within 90 days of the beginning of the Performance Period.

The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items

(such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

12. Adjustments Upon Changes in Capitalization or Dissolution or Sale of the Company.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Award, (iv) the price per share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall automatically be proportionately adjusted on a pro rata basis.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until 15 days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Right of Repurchase applicable to any Restricted Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed dissolution or liquidation of the Company.

(c) Sale of the Company. Except as otherwise provided in any Stock Option Agreement, Stock Purchase Agreement, Restricted Stock Unit Agreement or other document evidencing such rights, in the event of a Sale of the Company when any unexercised Award, Restricted Stock Unit, or Restricted Shares remain outstanding, the Committee may in its discretion apply one or more or any combination of the following provisions:

(i) the Committee may provide that outstanding Awards or Restricted Shares shall be assumed or an equivalent option, right, unit or restricted stock substituted by the successor entity or a Parent or Subsidiary thereof; or

(ii) the Committee may, subject to the provisions of clauses (iv) and (v) below, after the effective date of the Sale of the Company, permit a holder of an Award immediately prior to such effective date, upon exercise or payment of the Award, to receive in lieu of Shares of Common Stock, shares of stock or other securities or consideration as the holders of Common Stock received pursuant to the terms of the Sale of the Company; or

(iii) the Committee may waive any discretionary limitations imposed with respect to an Award so that some or all Options, Restricted Stock Units or Stock Purchase Rights, from and after a date prior to the effective date of the Sale of the Company as specified by the Committee, are exercisable or payable in full and any Restricted Shares shall cease to be subject to restrictions in whole or in part; or

(iv) the Committee may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award in full prior to or contemporaneous with the effective date of such Sale of the Company; or

(v) the Committee may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of such cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award, to the extent exercisable in accordance with any limitations imposed thereon, prior to or contemporaneous with the effective date of such Sale of the Company.

13. General Provisions Applicable to Awards. Every Award and all Shares issued pursuant to the Plan shall be subject to the following provisions:

(a) Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award, or such other date as is determined by the Committee. The Committee will give notice of the determination to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

(b) No Rights to Employment or Other Status. Neither the Plan nor any Award shall confer upon any Participant any rights with respect to continuing in Service with any Related Company, nor shall the Plan or any Award interfere in any way with the Participant’s right or the Related Company’s right to terminate the Participant’s Service at any time, with or without cause.

(c) Rights as a Stockholder. Except as otherwise provided by the Committee with respect to dividend equivalent payments for Restricted Stock Units: (i) until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of an Award; (ii) the Company shall issue (or cause to be issued) the Shares promptly after an Award is duly exercised; and (iii) no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 hereof.

(d) Acceleration. The Committee may at any time provide that any Awards shall become immediately exercisable in full or in part or that any Restricted Shares shall be free of restrictions or conditions in full or in part or otherwise realizable in full or in part, as the case may be.

(e) Buyout Provisions. The Committee may at any time and from time to time offer to buy out for a payment in cash or Shares any Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the holder of such Award at the time such offer is made.

(f) Conditions on Delivery of Shares. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions from Shares previously delivered under the Plan, until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied in accordance with Applicable Laws; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Laws.

(g) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, changing the expiration date or Exercise Price or Purchase Price or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action would not materially and adversely affect the Participant.

(h) Withholding Taxes. Each Participant shall pay to the Company, or make provisions satisfactory to the Committee for payment of, any taxes required by Applicable Laws to be withheld in connection with any Awards to the Participant no later than the date of the event creating the tax liability. Except as the Committee may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(i) Cancellation and Forfeiture for Misconduct, Clawback Policy. Notwithstanding the terms of any Award or other provision of the Plan, in the event of any Misconduct by the Participant or Purchaser (whether before or after the termination of Service), (i) all Awards granted to the Participant shall be terminated and the holder thereof shall have no further rights thereunder and (ii) all Shares then held by the Participant or Purchaser (or any successor) which were acquired by the Participant or Purchaser (or any successor) pursuant to an Award under the Plan shall thereupon be (or revert to being) Restricted Shares and shall be subject to a Right of Repurchase exercisable by the Company at any time within 180 days after the occurrence of such Misconduct or, if later, 180 days after the Company has knowledge of such Misconduct. The purchase price for Shares repurchased by the Company pursuant to the Right of Repurchase pursuant to this Section 13(i) shall be equal to the purchase price originally paid by the Participant or Purchaser for such Shares. The following shall constitute “Misconduct” by an Participant or Purchaser: (i) the unauthorized use or disclosure of the confidential information or trade secrets of any Related Company which use or disclosure causes material harm to the Related Company; (ii) conviction of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct of the Participant or Purchaser with respect to any Related Company or (iv) the breach by the Participant or Purchaser of any material term of an agreement with a Related Company including covenants not to compete and provisions relating to confidential information and intellectual property rights. In addition, Awards and Shares (and proceeds therefrom) obtained pursuant to or upon exercise of such Awards are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by Applicable Law or Company policy.

(j) Limits on Transferability of Awards. An Incentive Stock Option shall be exercisable only by the Participant during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. With the permission of the Committee, a Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to the Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquired a proprietary interest in the Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares pursuant to the permitted assignment. The terms applicable to such assigned portion shall be the same as those in effect for the Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which Awards may be exercised following the Participant’s death.

(k) Documentation. Each Award shall be evidenced by a written instrument in such form as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(l) Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(m) Compliance with Code Section 409A. It is the intention of the Company that this Plan and each Award comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”). Each payment in any series of payments provided to a Participant pursuant to this

Plan or an Award will be deemed separate payment for purposes of Section 409A. If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant’s termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A. In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant’s separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.

(n) Foreign Jurisdictions. To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. Except as otherwise provided by the Plan, no amendment, alteration, suspension or termination of the Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15. Reservation of Shares. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

17. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

Adopted by the Board:	May 18, 2011

Approved by Shareholders:	, 2011

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

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Annual Meeting Proxy Card

À IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. À

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 4 and 5 and FOR a one-year frequency on Proposal 3.

1.	Election of Directors:	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain	+
	01 - Peter Gyenes	☐	☐	☐	02 - Richard H. Jones			☐	☐	☐	03 - Steven F. Kaplan	☐	☐	☐

	04 - James P. O’Halloran	☐	☐	☐	05 - Alan Trefler			☐	☐	☐	06 - William W. Wyman	☐	☐	☐

					For	Against	Abstain					1 Yr	2 Yrs	3 Yrs	Abstain
2.	To approve, by a non-binding advisory vote, the compensation of our named executive officers.				☐	☐	☐		3. To approve, by a non-binding advisory vote, the frequency of the stockholder advisory vote on the compensation of our named executive officers.			☐	☐	☐	☐

					For	Against	Abstain						For	Against	Abstain
4.	To approve the Pegasystems Inc. Amended and Restated 2004 Long-Term Incentive Plan.				☐	☐	☐		5. To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.				☐	☐	☐
6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

À IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. À

Proxy — Pegasystems Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2011 Annual Meeting of Stockholders

The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 27, 2011 and hereby appoints Alan Trefler and Craig Dynes, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Stockholders to be held July 12, 2011 at 101 Main Street, Cambridge, Massachusetts at 9:00 a.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 4 AND 5 AND FOR A ONE-YEAR FREQUENCY ON PROPOSAL 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 4 AND 5 AND FOR A ONE-YEAR FREQUENCY ON PROPOSAL 3.